                                                                    Exhibit 5(a)

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


                           Dated as of March 27, 1997


                                      among


                         FLEXTRONICS INTERNATIONAL LTD.,



             THE FIRST NATIONAL BANK OF BOSTON and the other lending
                institutions set forth on Schedule 1 hereto, and


                       THE FIRST NATIONAL BANK OF BOSTON,
                                    as Agent


                                      with

                           BANCBOSTON SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION.  ................................1
        1.1.  Definitions.  ..................................................1
        1.2.  Rules of Interpretation.  ......................................20
2.  THE REVOLVING CREDIT FACILITY.  ..........................................20
        2.1.  Commitment to Lend.  ...........................................20
        2.2.  Commitment Fee.  ...............................................21
        2.3.  Reduction of Total Commitment.  ................................21
               2.3.1.  Optional Reduction.  ..................................21
               2.3.2.  Mandatory Reduction.  .................................21
        2.4.  The Revolving Credit Notes.  ...................................22
        2.5.  Interest on Revolving Credit Loans.  ...........................22
        2.6.  Requests for Revolving Credit Loans.  ..........................22
        2.7.  Conversion Options.  ...........................................23
               2.7.1.  Conversion to Different Type of Revolving Credit Loan..23
               2.7.2.  Continuation of Type of Revolving Credit Loan.  .......23
               2.7.3.  Eurodollar Rate Loans.  ...............................24
        2.8.  Funds for Revolving Credit Loan.  ..............................24
               2.8.1.  Funding Procedures.  ..................................24
               2.8.2.  Advances by Agent.  ...................................24
        2.9.  Change in Borrowing Base.  .....................................25
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  ................................25
        3.1.  Maturity.  .....................................................25
        3.2.  Mandatory Repayments of Revolving Credit Loans.  ...............25
        3.3.  Optional Repayments of Revolving Credit Loans.  ................25
4.  THE TERM LOAN.  ..........................................................26
        4.1.  Commitment to Lend.  ...........................................26
        4.2.  The Term Notes.  ...............................................26
        4.3.  Mandatory Prepayments.  ........................................26
               4.3.1.  Schedule of Installment Payments of Principal of Term
               Loan.  ........................................................26
               4.3.2.  Proceeds.  ............................................27
        4.4.  Optional Prepayment of Term Loan.  .............................27
        4.5.  Interest on Term Loan.  ........................................27
               4.4.1.  Interest Rates.  ......................................28
               4.4.2.  Notification by Borrower.  ............................28
               4.4.3.  Amounts, etc.  ........................................28
5.  LETTERS OF CREDIT.  ......................................................28
        5.1.  Letter of Credit Commitments.  .................................28
               5.1.1.  Commitment to Issue Letters of Credit.  ...............28
               5.1.2.  Letter of Credit Applications.  .......................29
               5.1.3.  Terms of Letters of Credit.  ..........................29
               5.1.4.  Reimbursement Obligations of Banks.  ..................29
               5.1.5.  Participations of Banks.  .............................29
        5.2.  Reimbursement Obligation of the Borrower.  .....................29
        5.3.  Letter of Credit Payments.  ....................................30

        5.4.  Obligations Absolute.  .........................................31
        5.5.  Reliance by Issuer.  ...........................................31
        5.6.  Letter of Credit Fee.  .........................................32
6.  CERTAIN GENERAL PROVISIONS.  .............................................32
        6.1.  Closing Fee.  ..................................................32
        6.2.  Agent's Fee.  ..................................................32
        6.3.  Funds for Payments.  ...........................................32
               6.3.1.  Payments to Agent.  ...................................32
               6.3.2.  No Offset, etc.  ......................................32
        6.4.  Computations.  .................................................33
        6.5.  Inability to Determine Eurodollar Rate.  .......................33
        6.6.  Illegality.  ...................................................33
        6.7.  Additional Costs, etc.  ........................................34
        6.8.  Capital Adequacy.  .............................................35
        6.9.  Certificate.  ..................................................36
        6.10.  Indemnity.  ...................................................36
        6.11.  Interest After Default.  ......................................36
        6.12.  Certain Bank Obligations.  ....................................36
               6.12.1.  Replacement Banks.  ..................................36
               6.12.2.  Mitigation.  .........................................37
               6.12.3.  Filing Requirements.  ................................37
7.  COLLATERAL SECURITY AND GUARANTIES.  .....................................38
        7.1.  Security of Borrower.  .........................................38
        7.2.  Guarantees and Security of Subsidiaries.  ......................38
        7.3.  Change of Status.  .............................................38
8.  REPRESENTATIONS AND WARRANTIES.  .........................................39
        8.1.  Corporate Authority.  ..........................................39
               8.1.1.  Incorporation; Good Standing.  ........................39
               8.1.2.  Authorization.  .......................................39
               8.1.3.  Enforceability.  ......................................39
        8.2.  Governmental Approvals.  .......................................40
        8.3.  Title to Properties; Leases.  ..................................40
        8.4.  Financial Statements.  .........................................40
               8.4.1.  Financial Statements.  ................................40
               8.4.2.  Projections.  .........................................41
        8.5.  No Material Changes, etc; Solvency  ............................41
               8.5.1.  No Changes.  ..........................................41
               8.5.2.  Solvency.  ............................................41
        8.6.  Franchises, Patents, Copyrights, etc.  .........................41
        8.7.  Litigation.  ...................................................42
        8.8.  No Materially Adverse Contracts, etc.  .........................42
        8.9.  Compliance with Other Instruments, Laws, etc.  .................42
        8.10.  Tax Status.  ..................................................42
        8.11.  No Event of Default.  .........................................42
        8.12.  Holding Company and Investment Company Acts.  .................42
        8.13.  Absence of Financing Statements, etc.  ........................43
        8.14.  Perfection of Security Interest.  .............................43

        8.15.  Certain Transactions.  ........................................43
        8.16.  Employee Benefit Plans.  ......................................43
               8.16.1.  In General.  .........................................44
               8.16.2.  Terminability of Welfare Plans.  .....................44
               8.16.3.  Guaranteed Pension Plans.  ...........................44
               8.16.4.  Multiemployer Plans.  ................................44
        8.17.  Regulations U and X.  .........................................45
        8.18.  Environmental Compliance.  ....................................45
        8.19.  Subsidiaries, etc.  ...........................................47
        8.20.  Chief Executive Offices.  .....................................47
        8.21.  Fiscal Year.  .................................................47
        8.22.  No Amendments to Certain Documents.  ..........................47
        8.23.  Disclosure  ...................................................47
        8.24.  Representations Under Acquisition Documents.  .................48
        8.25.  Insurance.  ...................................................48
        8.26.  Status of Loans as Senior Debt.  ..............................48
        8.27.  No Other Senior Debt.  ........................................48
        8.28.  No Withholding, Etc.  .........................................48
        8.29.  No Filing, Recording Required.  ...............................48
9.  AFFIRMATIVE COVENANTS OF THE BORROWER.  ..................................48
        9.1.  Punctual Payment.  .............................................49
        9.2.  Maintenance of Office.  ........................................49
        9.3.  Records and Accounts.  .........................................49
        9.4.  Financial Statements, Certificates and Information.  ...........49
        9.5.  Notices.  ......................................................50
               9.5.1.  Defaults.  ............................................51
               9.5.2.  Environmental Events.  ................................51
               9.5.3.  Notification of Claim against Collateral.  ............51
               9.5.4.  Notice of Litigation and Judgments.  ..................51
        9.6.  Corporate Existence; Maintenance of Properties.  ...............52
        9.7.  Insurance.  ....................................................52
        9.8.  Taxes.  ........................................................52
        9.9.  Inspection of Properties and Books, etc.  ......................52
               9.9.1.  General.  .............................................53
               9.9.2.  Appraisals.  ..........................................53
               9.9.3.  Communications with Accountants.  .....................53
        9.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ......53
        9.11.  Employee Benefit Plans.  ......................................54
        9.12.  Use of Proceeds.  .............................................54
        9.13.  Fair Labor Standards Act.  ....................................54
        9.14.  Interest Rate Protection.  ....................................54
        9.15.  Subordinated Guarantees.  .....................................54
        9.16.  Recordation of Corporate Mortgage.  ...........................54
        9.17.  Payment of Astron Obligation.  ................................55
        9.18.  Further Assurances.  ..........................................56
10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ............................56
        10.1.  Restrictions on Indebtedness.  ................................56

        10.2.  Restrictions on Liens.  .......................................58
        10.3.  Restrictions on Investments.  .................................60
        10.4.  Distributions.  ...............................................62
        10.5.  Merger, Consolidation and Disposition of Assets.  .............62
               10.5.1.  Mergers and Acquisitions.  ...........................62
               10.5.2.  Disposition of Assets.  ..............................63
        10.6.  Sale and Leaseback.  ..........................................64
        10.7.  Compliance with Environmental Laws.  ..........................64
        10.8.  Subordinated Debt.  ...........................................64
        10.9.  Employee Benefit Plans.  ......................................64
        10.10.  Change in Terms of Capital Stock.  ...........................65
        10.11.  Fiscal Year.  ................................................65
        10.12.  Negative Pledges.  ...........................................65
        10.13.  Transactions with Affiliates.  ...............................65
        10.14.  Upstream Limitations.  .......................................66
        10.15.  Inconsistent Agreements.  ....................................66
        10.16.  Modification of Documents.  ..................................66
        10.17.  Change in Nature of Business.  ...............................66
        10.18.  Charter Amendments.  .........................................66
        10.19.  Senior Debt.  ................................................66
        10.20.  Limitations on Foreign Exchange Arrangements.  ...............66
11.  FINANCIAL COVENANTS OF THE BORROWER.  ...................................67
        11.1.  Leverage Ratio.  ..............................................67
        11.2.  Interest Coverage Ratio.  .....................................67
        11.3.  Capital Expenditures.  ........................................67
        11.4.  Fixed Charge Coverage Ratio.  .................................67
        11.5.  Consolidated Tangible Net Worth.  .............................68
12.  CLOSING CONDITIONS.  ....................................................68
        12.1.  Loan Documents, etc.  .........................................68
               12.1.1.  Loan Documents.  .....................................68
               12.1.2.  Acquisition Documents; Ericsson General Purchase
               Agreement.  ...................................................68
        12.2.  Certified Copies of Charter Documents.  .......................68
        12.3.  Corporate Action.  ............................................68
        12.4.  Incumbency Certificate.  ......................................68
        12.5.  Validity of Liens.  ...........................................69
        12.6.  Perfection Certificates and UCC Search Results.  ..............69
        12.7.  Certificates of Insurance.  ...................................69
        12.8.  Solvency Certificate.  ........................................69
        12.9.  Opinion of Counsel.  ..........................................69
        12.10.  Payment of Fees.  ............................................70
        12.11.  Payoff Letter.  ..............................................70
        12.12.  Disbursement Instructions.  ..................................70
        12.13.  Satisfaction of Conditions of Acquisition Documents  .........70
        12.14.  Borrowing Base Report.  ......................................70
        12.15.  Consents and Approvals.  .....................................70
        12.16.  Successful Due Diligence Inquiry.  ...........................71

       12.17.  Closing Date Balance Sheet.  ..................................71
13. CONDITIONS TO ALL BORROWINGS.  ...........................................71
       13.1.  Representations True; No Event of Default.  ....................71
       13.2.  No Legal Impediment.  ..........................................71
       13.3.  Governmental Regulation.  ......................................71
       13.4.  Proceedings and Documents.  ....................................71
       13.5.  Exchange Limitations.  .........................................72
       13.6.  Borrowing Base Report.  ........................................72
14. EVENTS OF DEFAULT; ACCELERATION; ETC.  ...................................72
       14.1.  Events of Default and Acceleration.  ...........................72
       14.2.  Termination of Commitments.  ...................................76
       14.3.  Remedies.  .....................................................77
       14.4.  Currency Conversion.  ..........................................77
       14.5.  Distribution of Collateral Proceeds.  ..........................78
15. SETOFF.  .................................................................78
16. THE AGENT.  ..............................................................79
       16.1.  Authorization.  ................................................79
       16.2.  Employees and Agents.  .........................................80
       16.3.  No Liability.  .................................................80
       16.4.  No Representations.  ...........................................80
       16.5.  Payments.  .....................................................81
              16.5.1.  Payments to Agent.  ...................................81
              16.5.2.  Distribution by Agent.  ...............................81
              16.5.3.  Delinquent Banks.  ....................................81
       16.6.  Holders of Revolving Credit Notes.  ............................82
       16.7.  Indemnity.  ....................................................82
       16.8.  Agent as Bank.  ................................................82
       16.9.  Resignation.  ..................................................82
       16.10.  Notification of Defaults and Events of Default.  ..............82
17. EXPENSES.  ...............................................................83
18. INDEMNIFICATION.  ........................................................84
19. SURVIVAL OF COVENANTS, ETC.  .............................................84
20. ASSIGNMENT AND PARTICIPATION.  ...........................................84
       20.1.  Conditions to Assignment by Banks.  ............................84
       20.2.  Certain Representations and Warranties; Limitations; Covenants..84
       20.3.  Register.  .....................................................86
       20.4.  New Notes.  ....................................................87
       20.5.  Participations.  ...............................................87
       20.6.  Disclosure.  ...................................................87
       20.7.  Assignee or Participant Affiliated with the Borrower.  .........88
       20.8.  Miscellaneous Assignment Provisions.  ..........................88
       20.9.  Assignment by Borrower.  .......................................88
21. NOTICES, ETC.  ...........................................................88
22. GOVERNING LAW.  ..........................................................89
23. HEADINGS.  ...............................................................89
24. COUNTERPARTS.  ...........................................................90

25.  ENTIRE AGREEMENT, ETC.  .................................................90
26.  WAIVER OF JURY TRIAL.  ..................................................90
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ....................................90
28.  SEVERABILITY.  ..........................................................91
29.  CONFIDENTIALITY.  .......................................................91
30.  FULL RECOURSE OBLIGATIONS.  .............................................92
31.  CURRENCY ADJUSTMENTS.  ..................................................92

                            List of Schedules and Exhibits


    Schedule 1          Banks; Bank Commitments; Commitment Percentages
    Schedule 8.19       Subsidiaries
    Schedule 8.25       Insurance
    Schedule 8.27       Significant Contracts
    Schedule 10.1       Permitted Indebtedness
    Schedule 10.2       Existing Liens
    Schedule 10.3       Existing Investments

    Exhibit A           Form of Borrowing Base Report
    Exhibit B           Form of Revolving Credit Note
    Exhibit C           Form of Loan Request
    Exhibit D           Form of Term Note
    Exhibit E           Form of Compliance Certificate
    Exhibit F           Form of Assignment and Acceptance

                       REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of March 27, 1997 by and among FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore and having its office at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 469029 and, subject to Section 30 hereof, acting through its Hong Kong branch with an address at Room 908 Dominion Center, 43-59 Queens Road East, Wanchai, Hong Kong (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association and the other lending institutions listed on
Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors (except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions), all as recorded on books of account in accordance with generally accepted accounting principles.

         Acquisition Closing Date. The first date on which the conditions set forth in the Asset Purchase Agreement have been satisfied and the Ericsson Acquisition has occurred.

         Acquisition Documents. Collectively, the Asset Purchase Agreement and all agreements and documents required to be entered into or delivered pursuant thereto or in connection with the Ericsson Acquisition, each in the form delivered to the Agent on the Acquisition Closing Date.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 9.4(c).

         Affiliate. Any Person, other than a wholly-owned Subsidiary, that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. The First National Bank of Boston acting as agent for the Banks.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the fiscal period of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.

------- --------------------------- ---------- ------------ -------------- ---------------
                                    BASE RATE  EURODOLLAR    COMMITMENT      LETTER OF
LEVEL     LEVERAGE RATIO              LOANS    RATE LOANS     FEE RATE      CREDIT FEES
------- --------------------------- ---------- ------------ -------------- ---------------
  I     Less than 1.50:1.00             0         62.50         25.00          62.50
------- --------------------------- ---------- ------------ -------------- ---------------
  II    Equal to or greater             0         87.50         25.00          87.50
        than  1.50:1.00 but less
        than 2.00:1.00
------- --------------------------- ---------- ------------ -------------- ---------------
 III    Equal to or greater             0        112.50         25.00          112.50
        than 2.00:1.00 but less
        than 2.50:1.00
------- --------------------------- ---------- ------------ -------------- ---------------
  IV    Equal to or greater             0        162.50         37.50          162.50
        than 2.50:1.00 but less
        than 3.00:1.00
------- --------------------------- ---------- ------------ -------------- ---------------
  V     Equal to or greater             0        200.00         37.50          200.00
        than 3.00:1.00 but less
        than 3:50:1.00
------- --------------------------- ---------- ------------ -------------- ---------------
  VI    Equal to or greater             0        237.50         50.00          237.50
        than 3.50:1.00 but less
        than 4.00:1.00
------- --------------------------- ---------- ------------ -------------- ---------------
 VII    Equal to or greater             0        275.50         50.00          275.50
        than 4.00:1.00
------- --------------------------- ---------- ------------ -------------- ---------------

         Notwithstanding the foregoing, (a) for purposes of interest on Loans outstanding, the Letter of Credit Fees and the Commitment Fee Rate payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending June 30, 1997, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be at the highest Applicable Margin set forth above.

         Asset Purchase Agreement. The Asset Transfer Agreement dated as of February 12, 1997 between Ericsson and Flextronics Sweden, together with all schedules, exhibits and annexes thereto.

         Asset Sale. Any one or series of related transactions in which any applicable Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any of its Subsidiaries), whether owned on the Closing Date or thereafter acquired.

         Assignment and Acceptance. See Section 20.1.

         Astron Consideration Shares. The ordinary shares of the Borrower allotted and to be issued to the Vendors on June 30, 1998 pursuant to the Astron Sales Agreement.

         Astron Note. Collectively, (a) the Third Consideration Note dated January 6, 1996 from the Borrower to Alberton Holdings Limited in the original principal amount of $3,703,500 and (b) the Fourth Consideration Note dated January 6, 1996 from the Borrower to Omac Sales Limited in the original principal amount of $1,296,500.

         Astron Pledge. Collectively, (a) the Charge dated January 6, 1996 among Flextronics Manufacturing (HK) Ltd., each of the Vendors and Baker & McKenzie as Agent pursuant to which Flextronics Manufacturing (HK) Ltd. charges to the Agent in favor of the Vendors a charge over the shares of Astron Group Limited to secure the obligations under the Astron Sales Agreement and (b) the Charge dated January 6, 1996 among the Borrower, the Vendors and Baker & McKenzie as Agent pursuant to which the Borrower charges to the Agent in favor of the Vendors a charge over the shares of Astron Technologies Limited to secure the obligations under the Astron Sales Agreement.

         Astron Sales Agreement. The Agreement dated January 6, 1996 among the Vendors and the Borrower relating to the sale and purchase of the issued share capital of Astron Group Limited.

         Balance Sheet Date. March 31, 1996.

         Banks. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         Borrower. As defined in the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(e), which is equal to the sum of:

         (a) seventy percent (70%) of Eligible Accounts Receivable for which invoices have been issued and are payable and which have not otherwise been included in the FIUI Borrowing Base; plus

         (b) twenty percent (20%) of the net book value (determined on a first in first out basis at lower of cost or market) of Eligible Inventory which has not otherwise been included in the FIUI Borrowing Base provided, however, at such time as the Term Loan has been indefeasibly repaid in full in cash, the Borrowing Base shall equal the Total Commitment.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or (without duplication) indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 8.18.

         Closing Date. The first date on which the conditions set forth in
Section 12 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. As referred to as such in the table contained in the definition of Applicable Margin.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks and with respect to the Term Loan, the percentage set forth on Schedule 1 of such Bank's commitment to make the Term Loan.

         Compliance Certificate. See Section 9.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). With respect to the Borrower and its Subsidiaries for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any commitments of capital to the extent not received.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. With respect to the Borrower and its Subsidiaries for any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money but excluding any closing fees, structuring fees, arrangement fees, accounting and other transactions costs that have been or are capitalized.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Default. See Section 14.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with Section 4.5(b).

         EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) Consolidated Total Interest Expense paid or accrued during such period, (e) the aggregate amount of the Rees Payments made during such period and (f) fiscal quarter losses for the Borrower's 1997 fiscal year from discontinued operations in the aggregate amounts not to exceed $569,000 for the fiscal quarter ended June 30, 1996, $1,013,000 for the fiscal quarter ended September 30, 1996, $2,039,000 for the fiscal quarter ended December 31, 1996, $3,441,000 for the fiscal quarter ended December 31, 1996 relating to the Texas plant closure and the amounts in the fiscal quarter ending March 31, 1997 related to the Singapore consolidation, the Ericsson Acquisition transaction costs and plant closing and other extraordinary expenses up to a maximum aggregate amount of $5,000,000.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) which are classified as "accounts receivable" on the Borrower's balance sheet, less the aggregate amount of all such Accounts Receivable which the Borrower has written off or otherwise reasonably and in good faith determines to be uncollectible.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Eligible Inventory. With respect to the Borrower or any of its Subsidiaries, finished goods, work in progress and raw materials and component parts inventory owned by the Borrower or any of its Subsidiaries and which is classified as "inventory" on the Borrower's balance sheet, less the amount of such Eligible Inventory which the Borrower reasonably determines has been damaged or otherwise unsaleable.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any Subsidiary, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws. See Section 8.18(a).

         Equity Issuance. The sale or issuance by the Borrower or any of its Subsidiaries of any of its capital stock or equity interests or any warrants, rights or options to acquire its capital stock or equity interests other than pursuant to the sale or issuance of any such capital stock, equity interests, warrants, rights or options by the Borrower or any Subsidiary to the Borrower (if by a Subsidiary) or to a Guarantor.

         Ericsson. Ericsson Business Networks AB, a company duly incorporated and existing under the laws of Sweden.

         Ericsson Acquisition. The acquisition by Flextronics Sweden on the Acquisition Closing Date of certain of the assets of Ericsson consisting primarily of Ericsson's business in Vedeby and Verko which includes the manufacturing of complete integrated information networks for voice, data and multimedia in wired and mobile applications pursuant to the Acquisition Documents.

         Ericsson General Purchase Agreement. The General Purchase Agreement dated February 12, 1997 by and among Ericsson, Flextronics Sweden, Flextronics Holdings and the Borrower, and in the form delivered to the Agent on or prior to the Closing Date.

         Ericsson Guaranty. The guaranty dated March 27, 1997 from the Borrower to Ericsson guaranteeing the obligations of Flextronics Sweden to Ericsson under the Ericsson General Purchase Agreement, and in the form delivered to the Agent on or prior to the Closing Date.

         Ericsson Pledge Agreement. The Pledge Agreement dated March 27, 1997 between Ericsson and Flextronics Holdings, pursuant to which Flextronics Holdings pledges to Ericsson all of the shares of the capital stock of Flextronics Sweden, in the form delivered to the Agent on or prior to the Closing Date.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or a Subsidiary under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 14.1.

         Excluded Subsidiaries. Collectively, Astron Technologies Ltd., Flextronics Industrial (Shenzhen) Limited, Flextronics Computer (Shekou) Limited, Zhuhai Daomen Chao Yi Technology Co. Ltd., Zhuhai Daomen Chao Yi Electronics Co. Ltd., Flex Asia (UK) Ltd. and any other Subsidiary of the Borrower formed or acquired after the Closing Date and which are not required to become a Guarantor pursuant to Section 9.5 hereof and which does not elect to become a Guarantor pursuant to Section 7 hereof; provided, however, to the extent any Person which is an Excluded Subsidiary hereunder subsequently elects to become a Guarantor hereunder and complies with Section 6.3 hereof, such Person shall cease being an Excluded Subsidiary hereunder on the date all the conditions of Section 7.3 have been satisfied.

         Fee Letter. The fee letter dated as of March 18, 1997 by and among the Borrower, FIUI, the Agent and BancBoston Securities Inc., as the same may be amended, supplemented, restated or otherwise modified from time to time.

         FIUI. Flextronics International USA, Inc., a California corporation and wholly-owned Subsidiary of the Borrower.

         FIUI Borrowing Base. The "Borrowing Base" as such term is defined in the FIUI Credit Agreement.

         FIUI Agent. As defined in the definition of FIUI Credit Agreement.

         FIUI Banks. As defined in the definition of FIUI Credit Agreement.

         FIUI Credit Agreement. The Revolving Credit Agreement dated as of March 27, 1997 by and among FIUI, FNBB and the other lending institutions party thereto (collectively, the "FIUI Banks") and The First National Bank of Boston as agent for the FIUI Banks (in such capacity, the "FIUI Agent"), as the same may be amended and in effect from time to time.

         FIUI Guarantees. The "Guarantees" as such term is defined in the FIUI Credit Agreement.

         FIUI Guarantors. Collectively, the Borrower and each of the Guarantors other than FIUI, which FIUI Guarantors have guaranteed to the FIUI Agent and the FIUI Banks all of FIUI's obligations to the FIUI Agent and the FIUI Banks under the FIUI Credit Agreement.

         FIUI Guaranty. The Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, made by FIUI in favor of the Banks and the Agent pursuant to which FIUI guaranties to the Banks and the Agent the payment and performance of the Obligations of the Borrower

         FIUI Letter of Credit Applications. The "Letter of Credit Applications" as such term is defined in the FIUI Credit Agreement.

         FIUI Letters of Credit. The "Letters of Credit" as such term is defined in the FIUI Credit Agreement.

         FIUI Loan Documents. The FIUI Credit Agreement, the FIUI Notes, the FIUI Letter of Credit Application, the FIUI Letters of Credit, the Fee Letter, and the FIUI Security Documents.

         FIUI Notes. The "Revolving Credit Notes" as such term is defined in the FIUI Credit Agreement.

         FIUI Obligations. The "Obligations" as such term is defined in the FIUI Credit Agreement.

         FIUI Revolver. The "Revolving Credit Loans" (as such term is defined in the FIUI Credit Agreement) made by the FIUI Banks to FIUI pursuant to the FIUI Credit Agreement.

         FIUI Security Documents. The "Security Documents" as such term is defined in the FIUI Credit Agreement.

         Fixed Charge Coverage Ratio. As at any date of determination, the ratio of (a) EBITDA for the Reference Period most recently ended on such date less the aggregate amount of all Capital Expenditures made in such period (other than Capital Expenditures made in the 1998 fiscal year and associated with the China facilities up to an aggregate amount of not more than $35,000,000) to (b) the Fixed Charges of the Borrower and its Subsidiaries for the Reference Period most recently ended on such date.

         Fixed Charges. For any period, all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made in such period plus any cash payments made on the Astron Note in such period, plus any cash payments made in respect of the Rees Payments in such period, plus the Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such period, plus all accrued and unpaid taxes due and payable in such period.

         Flextronics Holdings. Flextronics Holding AB, a company duly incorporated and existing under the laws of Sweden and a wholly-owned Subsidiary of the Borrower.

         Flextronics Singapore. Flextronics Singapore Pte Ltd., a company incorporated in Singapore and a wholly-owned Subsidiary of the Borrower.

         Flextronics Sweden. Flextronics International Sweden AB, a company duly incorporated and existing under the laws of Sweden, and a wholly-owned Subsidiary of Flextronics Holdings.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantees. Collectively, each of the Guarantees, including without limitation the FIUI Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, or such later date as contemplated by Section 7.3 or Section 10.5.2 hereof, made by each Guarantor in favor of the Banks and the Agent pursuant to which such Guarantor guaranties to the Banks and the Agent, among other things, the payment and performance of the Obligations of the Borrower.

         Guarantors. Each Subsidiary of the Borrower other than the Excluded Subsidiaries.

         Hazardous Substances. See Section 8.18(b).

         Indebtedness. With respect to any Person, whether recourse is to all or a portion of the assets of such Person or non-recourse, and whether or not contingent, the following (without duplication): (a) all indebtedness of such Person for borrowed money or credit obtained, whether current or funded, secured or unsecured, recourse or non-recourse, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, whether or not represented by a note or other security (other than in respect of any trade payable to a Person other than a Subsidiary of the Borrower which is not overdue for more than ninety days incurred in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the repurchase, repossession or sale of such property), (e) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (f) all Capitalized Lease obligations and Synthetic Lease obligations, (g) any liability of such Person, whether contingent or otherwise, in respect of banker's acceptances, letters of credit or similar facilities issued for the account of such Person, (h) all other indebtedness secured by any mortgage, pledge, security interest, or other consensual lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, (i) all obligations to purchase, redeem, retire, defease or otherwise make any payment in cash (including any mandatory dividends or Distributions) in respect of any capital stock or any warrants, rights or options to acquire such capital stock, except to the extent considered an Investment; (j) any interest swap obligations or currency hedge obligations of such Person, determined on mark-to-market basis. at the time of determination, (k) all Indebtedness of others referred to in clauses (a) through (j) above guaranteed directly or indirectly in any manner, or in effect guaranteed directly or indirectly through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (l) all Indebtedness of the type referred to in clauses (a) through (j) above of another Person which is secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien on (or other right of recourse to or against) property (including without limitation accounts and contract rights) or assets of such Person even though such Person has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness.

         Indenture Trustee. That Person which is designated as the "Indenture Trustee" in the Subordinated Indenture.

         Interest Coverage Ratio. As at any date of determination, the ratio of
(a) EBITDA for the Reference Period ended on such date to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for the Reference Period ended on such date.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three
(3) months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or, as the case may be, the Term Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness (other than Indebtedness of the type described in paragraph (j) of the definition of Indebtedness) of, or for loans, advances, capital contributions or transfers of property (other than for fair consideration and as permitted by Section 10.5.2 hereof) to, or in respect of any guaranties (or other commitments as described under Indebtedness), of the obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such

Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit. See Section 5.1.1.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Fee. See Section 5.6.

         Letter of Credit Participation. See Section 5.1.4.

         Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date to (b) the EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters (treated as a single accounting period) most recently ended on such date.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Trust Deed and the Security Documents.

         Loan Request. See Section 2.6.

         Loans. The Revolving Credit Loans and the Term Loan.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) percent of the Total Commitment.

         Material Adverse Effect. A material adverse effect on (a) the business, assets, condition (financial or otherwise), or properties of the Borrower and its Subsidiaries taken as a whole, or the Collateral, (b) the rights and remedies of the Agent or any Bank under any of the Loan Documents or (c) the ability of the Borrower or any of its Subsidiaries to perform their respective Obligations under the Loan Documents.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Notes. The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit, or arising or incurred in connection with any interest rate protection arrangements contemplated by Section 9.14 or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. Collectively, the Perfection Certificate and Collateral Certificates dated as of the date hereof, executed by each of the Borrower and each Guarantors and in form and substance satisfactory to the Agent and the Banks.

         Permitted Acquisitions. See Section 10.5.1.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of Applicable Margin.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Rees Payment. All payments or other amounts due at any time by the Borrower or any of its Subsidiaries to Stephen Rees pursuant to that certain (a) Services Agreement dated February 2, 1996 between the Borrower, Astron Technologies Limited and Stephen Rees in the form delivered to Agent on or prior to the Closing Date and (b) the Supplemental Services Agreement dated February 2, 1996 between Astron Group Limited and Stephen Rees in the form delivered to the Agent on or prior to the Closing Date.

         Reference Bank. FNBB.

         Reference Period. The period of (a) four consecutive fiscal quarters of the Borrower ending on the relevant date or (b) until four (4) full fiscal quarters of the Borrower have elapsed after the Closing Date, such shorter period of one, two or three full fiscal quarters which have elapsed since the Closing Date, with the relevant amount applicable to such shorter period annualized for the period of four (4) consecutive fiscal quarters for which the applicable covenant or test calculation is being performed by multiplying such relevant amount by a fraction whose numerator is four (4) and whose denominator is such actual number of elapsed full fiscal quarters.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Returned Investment. With respect to Investments made pursuant to
Section 10.3(j), the aggregate amount of all payments made in respect of such Investment, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Person making such Investment.

         Revolving Credit Loan Maturity Date. March 24, 2000.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes. See Section 2.4.

         Security Agreements. Collectively, the several Security Agreements, Charges, Debentures, Mortgages and Corporate Mortgages, each dated or to be dated on or prior to the Closing Date, between the Borrower and each of the Guarantors and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Guarantees, the Security Agreements and the Stock Pledge Agreements.

         Security Trust Deed. The Trust Deed dated March 25, 1997 by and among the Borrower, FIUI, the FIUI Agent and the Agent.

         Significant Contracts. Collectively, (a) the Ericsson General Purchase Agreement and (b) the Ericsson Pledge Agreement.

         Stock Pledge Agreements. Collectively, (a) the Charge Over Shares by the Borrower in Flextronics Singapore Pte Ltd, Flextronics de Mexico, S.A. de C.V.,

Flextronics Holdings UK Limited, FIUI and Astron Technologies Ltd.; (b) the Charge Over Shares by Flextronics Singapore Pte Ltd. in Flextronics International Marketing (L) Ltd.; (c) the Share Security Deed over the shares of Flextronics Manufacturing (HK) Ltd. by the Borrower; (d) the Pledge Agreement regarding the shares of Flextronics Holdings executed by Flextronics Holdings UK Limited; (e) the Pledge Agreement regarding the shares of Flextronics Sweden executed by Flextronics Holdings; and (f) the Charge over Shares in Astron Group Limited by Flextronics Manufacturing (HK) Ltd, each dated as of a date on or prior to the Closing Date and each in form and substance satisfactory to the Banks and the Agent.

         Subordinated Debt. Unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordinated Indenture or by another written instrument containing subordination provisions in form and substance approved by the Banks in writing.

         Subordinated Debt Documents. The Subordinated Purchase Agreement, the Subordinated Indenture, the Subordinated Registration Rights Agreement and the Subordinated Notes.

         Subordinated Indenture. The Indenture dated as of a date subsequent to the Closing Date between the Borrower and the Indenture Trustee relating to the Subordinated Notes, which shall be in substantially the form and substance as the draft Indenture dated as of March 26, 1997 and as modified by written comments provided to the Borrower by the Agent prior to the date hereof.

         Subordinated Notes. The subordinated notes issued pursuant to the Subordinated Indenture, which shall be in form and substance satisfactory to the Agent and the Banks.

         Subordinated Purchase Agreement. The Purchase Agreement, as such term is defined in the Subordinated Indenture, relating to the issuance and sale by the Borrower of the Subordinated Notes, which shall be in substantially the form and substance as the draft of such agreement dated as of March 17, 1997.

         Subordinated Registration Rights Agreement. The Registration Rights Agreement, as such term is defined in the Subordinated Indenture, which shall be in which shall be in substantially the form and substance as the draft of such agreement dated as of March 17, 1997.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Synthetic Lease. Any lease or similar arrangements entered into by any Person in connection with the acquisition or lease of real property, fixtures or other

Capital Assets which is treated in accordance with generally accepted accounting principles as an operating lease for accounting purposes, but as a Capitalized Lease for tax purposes.

         Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $70,000,000 pursuant to Section 4.1.

         Term Loan Maturity Date. March 24, 2002.

         Term Notes. See Section 4.2

         Term Note Record. A Record with respect to a Term Note.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. All Indebtedness of the Borrower and its Subsidiaries for borrowed money (including without limitation, all guarantees by such Person of Indebtedness of others for borrowed money), purchase money Indebtedness and with respect to Capitalized Lease, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, for purposes of Section 11 hereof, Total Funded Indebtedness shall not include that portion of the purchase price owing to the Vendors payable entirely by the Astron Consideration Shares and that portion of the Rees Payment which is, as of the date of determination, payable entirely in the Borrower's ordinary shares.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

         Vendors. Collectively, Alberton Holding Limited and Omac Sales Limited.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total

Commitment and (b) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT.

                  2.3.1. OPTIONAL REDUCTION. The Borrower shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2. MANDATORY REDUCTION. The Total Commitment shall be automatically and irrevocable reduced pursuant to the requirements of
         Section 4.3.2 and Section 10.5.2 on the dates and in the amounts (the "Asset Reduction Amount") required by Section 4.3.2 and Section 10.5.2. Upon such a reduction in the Total Commitment pursuant to Section
         4.3.2. or Section 10.5.2, the Commitment of each Bank shall be reduced pro rata in accordance with its Commitment Percentage of the Asset Reduction Amount. If, on the date of such reduction, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations exceeds the Total Commitment in effect after giving effect to the reduction of the Total

         Commitment that occurred on such date pursuant to this Section 2.3.2, then the Borrower shall immediately pay the amounts of such excess to the Agent for the respective accounts of the Banks for application first to the Unpaid Reimbursement Obligations, second, to the Revolving Credit Loans, and third to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of March 27, 1997 and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.11,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar

Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan,
(iii) the Interest Period for such Revolving Credit Loan (if comprising a Eurodollar Rate Loan) and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
         Section 2.7 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         2.8. FUNDS FOR REVOLVING CREDIT LOAN.

                  2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(e).

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) Total Commitment and (b) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, but subject to Section 6.10. The Borrower shall give the Agent, no later than 12:00 noon, Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 or a whole multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

         4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $70,000,000.

         4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D hereto (each a "Term Note"), dated as of the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         4.3. MANDATORY PREPAYMENTS.

                  4.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM Loan. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in eighteen (18) consecutive quarterly payments, such installments to be due and payable on the last day of each calendar quarter of each calendar year in the amount set forth opposite such quarter in the table below, commencing on December 31, 1997, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan:

------------------------------------------------ -------------------------
                                                           Amount of
        Quarter Ending:                                  Each Payment
------------------------------------------------ -------------------------
        December 31, 1997 - June 30, 1998                $1,500,000.00
------------------------------------------------ -------------------------
        September 30, 1998 - December 31, 2001           $4,366,666.67
------------------------------------------------ -------------------------

------------------------------------------------ -------------------------
                                                           Amount of
        Quarter Ending:                                  Each Payment
------------------------------------------------ -------------------------
        Term Loan Maturity Date                           Remaining
                                                    Unpaid Balance of Term
                                                            Loan
------------------------------------------------ -------------------------

                  4.3.2. PROCEEDS. Concurrently with the receipt by the Borrower or any of its Subsidiaries of net cash proceeds from (a) any Equity Issuance (or series of related issuances) involving receipt by the Borrower or such Subsidiary of net cash proceeds therefrom in excess of $5,000,000, (b) the issuance of any Subordinated Debt which is permitted to be incurred pursuant to Section 10.1 hereof, and (c) the repurchase by Ericsson of all or any portion of the assets or capital stock of Flextronics Sweden pursuant to Section M.1 of the Ericsson General Purchase Agreement, the Borrower shall pay to the Agent for the respective accounts of the Banks an amount equal to 100% of such proceeds, to be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity, and, if there are no amounts outstanding under the Term Loan, then such proceeds shall be applied pro rata to the outstanding Revolving Credit Loans and the loans outstanding under the FIUI Revolver, and, to the extent the proceeds are required to be paid pursuant to Section 4.3.2(c) hereof, the Total Commitment and the "Total Commitment" as defined in the FIUI Credit Agreement shall be permanently reduced by such amount. To the extent the Borrower is required to make any payments pursuant to this
         Section 4.3.2 and such a payment would subject the Borrower to certain costs under Section 6.11 associated with a prepayment of a Eurodollar Rate Loan prior to the last day of an Interest Period with respect thereto, the Agent shall, if requested by the Borrower, hold such proceeds as cash collateral until the earlier to occur of (a) the last day of the Interest Period with respect to such Eurodollar Rate Loans,
         (b) the first date when such prepayment can be made without any costs being incurred pursuant to Section 6.11 and (c) the date when the Agent determines in its reasonable discretion that such amounts shall be used to repay all or any portion of the Term Loan.

         4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty, but subject to Section 6.10, provided that (a) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (b) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         4.5. INTEREST ON TERM LOAN.

         4.4.1. INTEREST RATES. Except as otherwise provided in Section 6.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                  (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Base Rate plus the Applicable Margin.

                  (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Eurodollar Rate plus the Applicable Margin.

The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         4.4.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, at least two (2) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

         4.4.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

5.1. LETTER OF CREDIT COMMITMENTS.

         5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and
(B) the Borrowing Base.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) without duplication for any amounts owing pursuant to Section 6.7 and Section 17 hereof, the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 one day after the Agent shall have provided the Borrower with notice that such amounts have become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.11 for overdue principal on the Revolving Credit Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrower shall pay quarterly in advance on the date of issuance or any extension or renewal of any Letter of Credit, and then on the last day of each calendar quarter for the next fiscal quarter and at such other time or times as such charges are customarily made by the Agent, a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit equal to the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such standby Letter of Credit plus the Agent's customary issuance fee of 0.125% of the available amount of such standby Letter of Credit, and (b) in respect of each documentary Letter of Credit equal to (i) the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such documentary Letter of Credit, plus (ii) the Agent's customary issuance fee or amendment fee, as the case may be, in an amount of 0.125% of the available amount of such documentary Letter of Credit plus (iii) the Agent's customary time negotiation fee per document examination, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. CLOSING FEE. The Borrower agrees to pay to the Agent for the account of the Agent and the Arranger (as such term is defined in the Fee Letter) on the Closing Date a closing fee in the amount set forth in the Fee Letter.

         6.2. AGENT'S FEE. The Borrower shall pay to the Agent for the Agent's own account, an Agent's fee at the times and in the amounts set forth in the Fee Letter.

         6.3. FUNDS FOR PAYMENTS.

                  6.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  6.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, subject to Section 6.12 and Section 20.8 hereof, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the

         Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         6.4. COMPUTATIONS. All computations of interests on the Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         6.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this
Section 6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.7. ADDITIONAL COSTS, ETC. If any introduction, adoption or change in any applicable law or regulation, which expression, as used herein, includes statutes, rules and regulations thereunder or changes in the interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit if such Bank deems such cost to be material, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will promptly upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts (but without duplication for amounts paid pursuant to another provision of this Credit Agreement) as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.7 or 6.8 and a brief explanation of such amounts which are due and the basis upon which such amounts were calculated, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing of a Eurodollar Rate Loan or conversion to a Eurodollar Rate Loan after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.5.2.) or a Conversion Request relating thereto in accordance with Section 2.6, Section 2.7 or Section 4.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         6.12. CERTAIN BANK OBLIGATIONS.

                  6.12.1. REPLACEMENT BANKS. Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to Sections 6.3.2, 6.7 or 6.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in Section 6.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the other Banks (the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank's outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Loans and to assume all or any portion of the Affected Bank's Commitment; provided, however, such Non-Affected Bank shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIUI Credit Agreement. If the

                  Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Loans and Commitment and like interest and liabilities of the Affected Bank under the FIUI Credit Agreement, the Borrower may designate a replacement bank or banks (which must be an Eligible Assignee), which must be reasonably satisfactory to the Agent, to acquire and assume that portion of the outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks; provided, however, such assignee shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIUI Credit Agreement. The provisions of
         Section 20 hereof shall apply to all reallocations pursuant to this
         Section 6.12 (including, without limitation, the provisions pertaining to pro rata allocations with the FIUI Credit Agreement), and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of
         Section 20 hereof, such Assignments and Acceptances and other instruments, as are required pursuant to Section 20 hereof to give effect to such reallocations; provided, however, the Borrower shall, or shall cause the assignee Bank, pay the registration fee set forth in
         Section 20.3. Any Non-Affected Banks which are to acquire the Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of Section 20 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date, including, without limitation, any amounts that would have been payable pursuant to Section 6.10 hereof in connection with a prepayment.

                  6.12.2. MITIGATION. If (a) any Bank shall request compensation under Section 6.7 or Section 6.8 hereof, (b) any Bank delivers a notice described in Section 6.6 or (c) the Borrower is required to pay any additional amount to any Bank, or any governmental authority on account of any Bank pursuant to Section 6.3 or Section 6.7, such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, to avoid or to minimize any amounts otherwise payable under Sections 6.3, 6.7 or 6.8 or enable it to withdraw a notice given pursuant to Section 6.6, in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage deemed by such Bank in its sole discretion to be significant. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such change.

                  6.12.3. FILING REQUIREMENTS. Upon the written request of the Borrower, each Bank shall, to the extent requested by the Borrower and to the fullest extent that it lawfully may do so, deliver to the Borrower and the Agent or file with the relevant taxing authority, such form, certification or other evidence, as required by applicable law or treaty, properly completed and duly executed by such Bank, establishing that a payment by such Borrower is (x) not subject to withholding tax under the law of such jurisdiction or (y) totally exempt from such withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty, and in any event not subject to any back-up withholding so long as the completion, execution or submission of such form, certification or other evidence would not materially prejudice the legal or commercial position of such Bank. The Borrower agrees to furnish to each Bank the applicable tax forms promptly upon request therefor. Notwithstanding anything to the contrary contained herein, such Bank will not be required to (a) disclose information which in its reasonable judgment it deems confidential or proprietary or (b) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial in comparison to any additional amount otherwise payable the Borrower hereunder.

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

         7.2. GUARANTEES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guarantees. The obligations of the Borrower's Subsidiaries under the Guarantees shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

         7.3. CHANGE OF STATUS. To the extent that any Excluded Subsidiary requests at any time after the Closing Date to become a Guarantor hereunder, such Person shall send a written notice of such request to the Agent. To the extent the Agent and the Majority Banks consent to such a request, and provided such Person delivers to the Agent an executed Guarantee, Security Agreement and further Security Documents or other instruments and documents as the Agent may require in order to grant to the Agent a first priority perfected security interest (or a comparable interest in the case of a security interest being taken outside of the United States of America) in such Person's inventory and Accounts Receivable (including after acquired) as shall be required by
Section 7.2, together with legal opinions in form and substance reasonably satisfactory to the Agent, opining as to the authorization, validity and enforceability of such Guarantee and Security Document and the perfection of such security interests, such Person shall, after delivery of all such documents and instruments, cease being an Excluded Subsidiary hereunder and shall be a Guarantor hereunder. To the extent that in any relevant jurisdiction it is not possible or reasonably practical for the Agent to obtain such security (or comparable) interest solely in inventory and Accounts Receivable (including after acquired), or the rights or remedies of the Agent with respect to inventory or Accounts Receivable collateral (including after acquired) will be significantly impaired, without the Agent also obtaining a security (or comparable) interest in other assets of such Guarantor, the Security Documents or other instruments or documents shall include a security (or comparable) first priority interest in favor of the Agent in such other assets of such Guarantor, subject only to Permitted Liens.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         8.1. CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, (d) require any waivers, consents or approvals by any of such Person's creditors which have not been obtained, (e) do not require any consents or approvals by any of such Person's shareholders (except such as will be duly obtained on or prior to the date hereof and will be in full force and effect on and as of such dates) and (f) do not conflict with any provision of the corporate charter or bylaws (or similar charter and/or organization documents) of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (including but not limited to the making by the Borrower of the borrowings contemplated by this Credit Agreement or the obtaining of the Letters of Credit) do not require the approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, or filing with, any governmental agency or authority of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdictions applicable to and binding on the Borrower or any Subsidiary, other than those previously disclosed to the Agent in writing on or prior to the Closing Date or those already obtained or, if not so obtained, could not reasonably be expected to have a Material Adverse Effect.

         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or in transactions permitted hereunder since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4. FINANCIAL STATEMENTS.

                  8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto and required to be disclosed by generally accepted accounting principles. In addition, there has been furnished to each of the Banks a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1997, which properly gives effect to the Loans and the Ericsson Acquisition. Such balance sheet fairly presents the financial condition of the Borrower and its Subsidiaries as of the close of business in the date hereof.

                  8.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2000 fiscal years, copies of which have been delivered to each Bank are based upon what the Borrower believes are reasonable good faith estimates and assumptions and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein as of the date hereof. To the knowledge of the Borrower or any of its Subsidiaries as of the date hereof, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections.

         8.5. NO MATERIAL CHANGES, ETC; SOLVENCY

                  8.5.1. NO CHANGES. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than those disclosed in writing to the Agent prior to the date hereof or in any other financial statements provided to the Agent on or prior to the date hereof and other than changes in the ordinary course of business that have not had any Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Distributions. Since December 31, 1996 there have been no changes in the business or assets acquired or to be acquired in the Ericsson Acquisition which have been, either individually or in the aggregate, materially adverse.

                  8.5.2. SOLVENCY. The Borrower and its Subsidiaries, on a consolidated basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent, (b) have assets having a fair value in excess of their liabilities, (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (d) have, and expects to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         8.7. LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that could reasonably be expected to, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles , or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Materially Adverse Effect.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         8.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing. The Borrower has no knowledge that any default has occurred and is continuing, or that any right of rescission, cancellation or termination exists under any of the Acquisition Documents or under any Significant Contract.

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an

"investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         8.14. PERFECTION OF SECURITY INTEREST. Except as disclosed to the Agent in writing on or prior to the Closing Date, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect (or establish a comparable interest in the case of Collateral located outside of the United States of America) the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses other than rights of setoff, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrower in the ordinary course of business. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. CERTAIN TRANSACTIONS. Except (a) as permitted by Section 10.3(d) or (k) hereof, (b) for transactions involving annual payments of not more than $500,000 in the aggregate, (c) for transactions pertaining to the Astron Sales Agreement and disclosed in writing to the Agent prior to the date hereof and (d) for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16. EMPLOYEE BENEFIT PLANS.

                  8.16.1. IN GENERAL. The Borrower and each of its Subsidiaries is in material compliance with any and all applicable laws, rules, and regulations governing pension plans and employee benefit plans, except where such noncompliance would not have a Material Adverse Effect. To the extent applicable for the Borrower or any Subsidiary, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. To the extent applicable, the Borrower has heretofore caused to be delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2. TERMINABILITY OF WELFARE PLANS. To the extent applicable for the Borrower or any Subsidiary, no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
         Section 3(1) or Section 3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I,
         Part 6 of ERISA or applicable state insurance laws. The Borrower or such Subsidiary, as the case may be, may cause the termination of each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  8.16.3. GUARANTEED PENSION PLANS. To the extent applicable, each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA (to the extent ERISA is applicable) did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

                  8.16.4. MULTIEMPLOYER PLANS. To the extent applicable, neither the Borrower nor any ERISA Affiliate has incurred any material liability

         (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         8.17. REGULATIONS U AND X. The proceeds of the Loans shall be used for the Ericsson Acquisition and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         8.18. ENVIRONMENTAL COMPLIANCE. Each of the Borrower and its Subsidiaries, to the extent applicable to such Person, has taken all necessary steps to investigate the past and present condition and usage of the Real Estate located in the United States of America and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrower, its Subsidiaries or any operator of such Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, as applicable or any applicable state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
         (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 8.18 attached hereto: (i) no portion of such Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on such Real Estate except in accordance with applicable Environmental Laws in all material respects or where such noncompliance would not have a Materially Adverse Effect; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or, to its knowledge, threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated on any of such Real Estate located in the United States of America have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrower and its Subsidiaries or any Real Estate located in the United States of America is subject to any applicable United States environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any United States or state governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

         8.19. SUBSIDIARIES, ETC. As of the date hereof, the only Subsidiaries of the Borrower are as set forth on Schedule 8.19 (a) hereto. In addition, as of the date hereof, the only Subsidiaries of any Subsidiary are as set forth on
Schedule 8.19 (b) hereto. Except as permitted by this Credit Agreement, neither the Borrower nor any Subsidiary of the Borrower is engaged in any material joint venture or partnership with any other Person.

         8.20. CHIEF EXECUTIVE OFFICES. As of the date hereof, the Borrower's principal United States office in the United States of America is at 2441 Lundy Avenue, San Jose, California 95131, at which location its books and records relating to its United States operation are kept, and the Borrower's chief executive office in Singapore is at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 469029, at which location is books and records relating to the Borrower are kept.

         8.21. FISCAL YEAR. Each of the Borrower and its Subsidiaries has a fiscal year which is the twelve (12) months ending on March 31 of each year.

         8.22. NO AMENDMENTS TO CERTAIN DOCUMENTS. Except as disclosed to the Agent in writing on or prior to the date hereof or as permitted hereunder, neither the Borrower nor Flextronics Sweden has amended any of the Acquisition Documents in any material respect. Except as disclosed to the Agent in writing on or prior to the date hereof or permitted hereunder, neither the Borrower nor any Subsidiary has amended any Significant Contract or any documents or agreements executed in connection therewith in any material respect. Except as disclosed to the Agent in writing on or prior to the date hereof, each of the representations and warranties made by the Borrower or any of its Subsidiaries in any of the Loan Documents, the Ericsson General Purchase Agreement or the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the date hereof, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the date hereof, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents or the Ericsson Acquisition.

         8.23. DISCLOSURE No representation or warranty made by the Borrower in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents, the Acquisition Documents or the Ericsson General Purchase Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made; provided that no representation or warranty is made by the Borrower as to any budget (whether delivered to the Agent or any Bank prior to the Closing Date or pursuant to
Section 9.4(f)) other than that such budgets have been prepared in good faith on the basis of assumptions and estimates that the Borrower believes to be reasonable.

         8.24. REPRESENTATIONS UNDER ACQUISITION DOCUMENTS. To the best of the Borrower's knowledge, each of the representations and warranties of Ericsson and Flextronics Sweden contained in the Acquisition Documents are true and correct in all material respects as of the date hereof and the Acquisition Closing Date.

         8.25. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage as of the date hereof being more fully described on Schedule 8.25 hereto.

         8.26. STATUS OF LOANS AS SENIOR DEBT. From and after such time as the Borrower has incurred or assumed any Subordinated Debt, all Indebtedness of the Borrower and its Subsidiaries to the Banks and the Agent in respect of the Loans and the Reimbursement Obligations constitutes "Superior Indebtedness", "Senior Indebtedness" or "Senior Debt" (or the analogous term used therein) under the terms of the Subordinated Debt Documents or any other instrument evidencing or pursuant to which there is issued indebtedness which purports to be Subordinated Debt of the Borrower or any Subsidiary.

         8.27. NO OTHER SENIOR DEBT. From and after such time as the Borrower has incurred or assumed any Subordinated Debt, the Borrower has not designated any Indebtedness of the Borrower or any of its Subsidiaries as, and has no, "Designated Senior Debt" for purposes of (and as defined in) the Subordinated Indenture, other than the Obligations and the "Obligations" as defined in the FIUI Credit Agreement.

         8.28. NO WITHHOLDING, ETC. Neither the Borrower nor any of its Subsidiaries is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by the Borrower or any Subsidiary hereunder or under any other Loan Document unless disclosed in writing to the Agent and such deductions or withholdings are not, in the Agent's reasonable discretion, material. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

         8.29. NO FILING, RECORDING REQUIRED. Except as set forth on Schedule
8.14 hereto, no filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in San Jose, California (as to its United States operations) and Singapore (as to its non-United States operations), or at such other place in the United States of America or Singapore as the Borrower shall designate upon written notice to the Agent.

         9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves as required by generally accepted accounting principles and (c) at all times, engage Ernst & Young or a nationally recognized independent certified public accounting firm that is currently known as a "Big Six" accounting firm or by another independent certified public accountants as shall be satisfactory to the Agent, as their independent certified public accountants and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and the appointment to such capacity of a successor firm as shall be satisfactory to the Agent.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or by a nationally recognized independent certified public accounting firm that is currently known as a "Big Six" accounting firm or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, sent to the stockholders of the Borrower or sent to any holders of the Subordinated Notes or the Indenture Trustee;

                  (e) within fifteen (15) days after the end of each calendar month, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

                  (f) not later than thirty (30) days after the end of each fiscal year, budgets of the Borrower and its Subsidiaries for the next fiscal year; and

                  (g) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         9.5. NOTICES.

                  9.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default under this Credit Agreement) under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and such default either (a) relates to Indebtedness in an aggregate amount in excess of $1,000,000 or (b) could reasonably be expected to have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any United States federal, state or local environmental agency or any violation of any law, rule, regulation or order pertaining to any environmental matters in any jurisdiction outside of the United States, if such violation could reasonably be expected to have a Material Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any United States federal, state or local environmental agency or board, that could reasonably be expected to have a Material Adverse Effect.

                  9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses (other than rights of setoffs, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrower in the ordinary course of business) to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and, without the consent of the Agent, will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It
(a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent the Borrower from dissolving, merging (to the extent permitted by Section 10.5.1 hereof) or otherwise discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not have a Material Adverse Effect.

         9.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

         9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. So long as no Default or Event of Default has occurred and is continuing, the Borrower shall only be required to pay the reasonable fees and expenses associated with one such inspection in any twelve month period.

                  9.9.2. APPRAISALS. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

                  9.9.3. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants, after notice to the Borrower, and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.3.

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws,
(c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments except, other than in the case of clause (b), where such noncompliance would not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government or any central bank or other fiscal or monetary authority shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         9.11. EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrower will (a) promptly upon the request of the Agent furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for the Ericsson Acquisition and for working capital and general corporate purposes (including for Permitted Acquisitions). The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. The Borrower will not use the proceeds of any of the Loans or the Letters of Credit in any way which infringes Section 47A of the Hong Kong Companies Ordinance or any law of any other relevant jurisdiction which restricts the incurring of Indebtedness and/or the creation of any security interest or lien by the Borrower or any of its Subsidiaries in connection with the acquisition, directly or indirectly, of ownership or control of the Borrower or its Subsidiaries.

         9.13. FAIR LABOR STANDARDS ACT. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrower or any of its Subsidiaries are or will be produced by employees of (a) the Borrower or any of its Subsidiaries or
(b) to the best knowledge of the Borrower and each of its Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Sections 206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

         9.14. INTEREST RATE PROTECTION. The Borrower will not later than forty-five (45) days following the Closing Date purchase an interest rate cap or swap or effect other interest rate protection arrangements for a minimum period of thirty months applicable to not less than one hundred percent (100%) of the Term Loan, on terms and conditions reasonably satisfactory to the Agent and the Banks.

         9.15. SUBORDINATED GUARANTEES. From and after the time the Borrower has incurred or assumed any Subordinated Debt, the Borrower will promptly advise the Agent of any guarantee entered into in connection with any provision of the Subordinated Indenture or similar agreement requiring any Subsidiary guarantees, and identifying the guarantor thereunder.

         9.16. RECORDATION OF CORPORATE MORTGAGE. If (a) an Event of Default has occurred and is continuing or (b) at any time the

Leverage Ratio as determined at any time during any period described in the table set forth below is greater than the ratio set forth opposite such period in such table, or (c) the Borrower has not received cash proceeds from the Subordinated Notes in an amount of not less than $100,000,000 (before giving effect to underwriting commissions and expenses) or received net cash proceeds from an Equity Issuance consummated after the Closing Date of not less than $35,000,000 within forty-five days following the Closing Date, the Agent shall be permitted to take all action necessary to perfect its security interest in all the assets of Flextronics Sweden, including but not limited to filing the Corporate Mortgage (or similar security agreement), which was executed and delivered by Flextronics Sweden on or about the Closing Date (with the Borrower hereby agreeing to pay all costs, fees, stamp taxes and any other amounts associated with such recording), and the Borrower shall take all action which the Agent shall request in order to perfect the Agent's security interest in all the assets of Flextronics Sweden including but not limited to causing the Corporate Mortgage executed and delivered on or about the Closing Date to be recorded (to the extent the Agent elects not to take the action to so record) with the appropriate filing office (and paying all filing fees, stamp taxes or any other sums due and payable in order to perfect the Agent's security interest in all the assets of Flextronics Sweden) and causing Flextronics Sweden to execute and deliver on the date requested by the Agent a new Corporate Mortgage in substantially the form as the Corporate Mortgage delivered to the Agent on or about the Closing Date.

                           PERIOD                        RATIO
                ------------------------------ --------------------------
                Closing Date - 9/30/97                 4.10:1.00
                ------------------------------ --------------------------
                12/31/97                               3.60:1.00
                ------------------------------ --------------------------
                ------------------------------ --------------------------
                03/31/98                               3.10:1.00
                ------------------------------ --------------------------
                ------------------------------ --------------------------
                06/30/98 - 09/30/98                    2.85:1.00
                ------------------------------ --------------------------
                ------------------------------ --------------------------
                any fiscal quarter thereafter          2.60:1.00
                ------------------------------ --------------------------

         9.17. PAYMENT OF ASTRON OBLIGATION. The Borrower shall make all payments under the Astron Sales Agreement which are able to be paid pursuant to the Astron Sales Agreement in Astron Consideration Shares; provided, however, the Borrower shall be permitted to make such payment in cash so long as no Default or Event of Default has occurred and is continuing and the Borrower can demonstrate to the satisfaction of the Agent that the Leverage Ratio at the time of such cash payment is equal to or less than 2.50:1.00 both before and after giving effect to such cash payment.

         9.18. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Subordinated Debt evidenced by the Subordinated Notes in an aggregate principal amount of not more than $150,000,000;

                  (g) Indebtedness consisting of a guarantee by the Borrower or any Guarantor of Indebtedness of the Borrower or a Guarantor which is permitted to be incurred pursuant to this Section 10.1;

                  (h) obligations under Capitalized Leases, Synthetic Leases and Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property or any business entity by the Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness under this Section 10.1(h) of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $25,000,000 at any one time;

                  (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;

                  (j) Indebtedness of a Guarantor to the Borrower or Indebtedness of a FIUI Guarantor to FIUI, or Indebtedness of the Borrower to any Guarantor in the form of intercompany loans or advances so long as all such Indebtedness complies with the Subordinated Indenture and other applicable provisions of the Subordinated Indenture relating to intercompany debt limitations, and, in the case of Indebtedness of Flextronics de Mexico, S.A. de C.V. to the Borrower or FIUI outstanding at any time prior to the Agent having a valid first priority perfected security interest (or comparable interest), subject only to Permitted Liens, in all the assets of Flextronics de Mexico, S.A. de C.V., such intercompany Indebtedness shall be on a demand basis and shall at all times be evidenced by a proper demand promissory note pledged to the Agent for the benefit of the Banks, as provided in
         Section 10.3 hereof;

                  (k) Indebtedness to the FIUI Banks and the FIUI Agent arising under any of the FIUI Loan Documents;

                  (l) Indebtedness of the Borrower pursuant to the Ericsson Guaranty;

                  (m) Indebtedness of the Borrower to the Vendors pursuant to the Astron Note;

                  (n) Indebtedness of Zhuhai Daomen Choa Yi Technology Co. Ltd. and Zhuhai Daomen Choa Electronics Co. Ltd. to the Borrower in the form of intercompany loans or advances so long as (i) the aggregate amount of such Indebtedness does not exceed the aggregate amount of $50,000,000 at any one time; (ii) such Indebtedness complies with the Subordinated Indenture and other applicable provisions of the Subordinated Indenture relating to intercompany debt limitations; (iii) is on a demand basis; and (iv) is at all times evidenced by a proper demand promissory note pledged to the Agent for the benefit of the Banks, as provided in Section 10.3 hereof;

                  (o) Indebtedness of Flextronics de Mexico, S.A. de C.V. in the principal amount which does not exceed, in the aggregate, $10,000,000 at any time outstanding;

                  (p) other public Subordinated Debt of the Borrower provided
         (i) the aggregate principal amount of such Indebtedness shall not exceed the aggregate amount of $100,000,000 at any one time; (ii) such Indebtedness is permitted by the Subordinated Indenture; (iii) the Borrower has demonstrated to the satisfaction of the Agent pro forma compliance with the covenants contained in Section 11 hereof and has demonstrated to the satisfaction of the Agent that the Leverage Ratio is less than 3.50:1.00 both before and after giving effect to such incurrence; (iv) the covenants, defaults, amortization, terms and conditions contained in any document or agreement pertaining to such Subordinated Debt are no more onerous to the Borrower than such terms contained in the Subordinated Indenture; (v) the rate of interest on such Subordinated Debt is not more than 10.5% per annum; (vi) the maturity of such Subordinated Debt is not earlier than six years from the Closing Date; and (vii) the subordination provisions contained therein are at least as favorable to the Agent and the Banks as the subordination provisions contained in the Subordinated Indenture;

                  (q) other unsecured Indebtedness not otherwise permitted hereunder in an aggregate principal amount not to exceed $5,000,000 at any one time; and

                  (r) Indebtedness of the Borrower or any Subsidiary under interest rate or currency swap agreements or similar interest or currency exchange rate protection agreements undertaken solely for bona fide hedging purposes and not for speculative purposes.

provided, however, notwithstanding the foregoing provisions of this Section 10.1, all Indebtedness hereunder must qualify as "Debt" (as such term is defined in the Subordinated Indenture) permitted to be incurred pursuant to the Subordinated Indenture or shall otherwise be permitted to be incurred pursuant to the Subordinated Indenture; and provided, further, if the Borrower or any of its Subsidiaries incurs any Indebtedness permitted pursuant to this Section 10.1 which is denominated in a currency other than Dollars and, as a result of currency fluctuations the amount of such Indebtedness exceeds the amounts permitted under this Section 10.1 by more than five percent (5%) (after giving effect to any related hedge arrangements), the Borrower shall have two (2) Business Days to cause the amount of such Indebtedness to be reduced to an amount which would not violate the terms and conditions of this Section 10.1.

         10.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could reasonably be expected by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) except as specifically permitted by Section 10.5.2 hereof, sell, assign, pledge, discount, factor or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of the Borrower or any Guarantor on all or part of the assets of Subsidiaries of the Borrower or such Guarantor securing Indebtedness owing by Subsidiaries of the Borrower or such Guarantor, as the case may be, to the Borrower or to such other Guarantor;

                  (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;

                  (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties which would not have a Material Adverse Effect and are in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's or lessee's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

                  (vii) liens existing and listed on Schedule 10.2 hereto;

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and liens in favor of the lessor on any Capitalized Lease for equipment acquired after the date hereof which is the subject of such Capitalized Lease to secure Indebtedness of the type and amount permitted by Section 10.1(h), incurred in connection with such Capitalized Lease, which lien or security interest covers only the property which is the subject of such Capitalized Lease;

                  (ix) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

                  (x) liens in favor of the FIUI Agent for the benefit of the FIUI Banks and the FIUI Agent under the FIUI Loan Documents;

                  (xi) liens in favor of Baker & McKenzie as Agent under the Astron Pledge;

                  (xii) liens in favor of Ericsson under the Ericsson Pledge Agreement and the Ericsson General Purchase Agreement;

                  (xiii) rights of third parties in equipment or inventory consigned to, or otherwise owned by such third party and which is being stored on property owned or leased by, the Borrower or any of its Subsidiaries; and

                  (iv) rights of unsecured creditors located in jurisdictions outside of the United States which may, under applicable laws of such jurisdiction, have priority over secured creditors in certain circumstances, so long as such rights do not have a Material Adverse Effect .

         10.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America, any OECD Country that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks organized under the laws of

         Sweden, the United Kingdom, Hong Kong, Singapore or Malaysia and having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's;

                  (d) Investments listed on Schedule 10.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by
         Section 10.1(j) so long as such entities remain Guarantors hereunder or FIUI Guarantors under the FIUI Credit Agreement, as the case may be;

                  (f) Investments consisting of the Guarantees and the FIUI Guarantees or Investments by the Borrower in the Guarantors or Investments by any Subsidiary into the Borrower or any Guarantor;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2 and Investments consisting of promissory notes or equity securities received in settlement of any claims, provided the aggregate amount of all such Investments for settlements of claims or shall not exceed $5,000,000 in the aggregate;

                  (h) Investments consisting of Permitted Acquisitions pursuant to Section 10.5.1 hereof;

                  (i) Investments with respect to Indebtedness permitted by
         Section 10.1(n) so long as such Person remains a Subsidiary of the Borrower;

                  (j) Investments by the Borrower in any Person other than a Subsidiary, which Person is in a related business, which Investment does not exceed, in the aggregate, $5,000,000 during the term of this Credit Agreement plus the amount of any Returned Investments (with respect to the return or repayment of the "principal" or "capital" component of any prior Investments under this Section 10.1(j)) received after the date hereof but prior to the relevant time of determination hereunder and not previously utilized to permit additional Investments under this Section 10.1(j) in excess of such $5,000,000 amount, but in no event shall the total Investments made after the date hereof over the term of this Credit Agreement under this Section 10.1(j) exceed $20,000,000 in the aggregate after giving effect to "utilizing" the amount of any such Returned Investments after the date hereof over the term of this Credit Agreement, and for purposes hereof, in the case of any Investment made by transfers of non-cash property, the amount of such Investments shall be deemed to be the fair market value of such non-cash property at the time of the applicable transfer;

                  (k) Investments consisting of loans or advances made in the ordinary course of business consistent with past practices to officers, directors or employees of the Borrower or any of its Subsidiaries for travel, transportation (including the purchase and rentals of automobiles for such officers, directors or employees), entertainment and moving and other relocation expenses.

         10.4. DISTRIBUTIONS. The Borrower and its Subsidiaries will not make any Distributions; provided, however, the Subsidiaries shall be permitted to make Distributions to the Borrower or to any other Guarantor.

         10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  10.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices, Investments permitted by Section 10.3 hereof and Capital Expenditures permitted by
         Section 11.3 hereunder so long as such Capital Expenditures are either
         (i) made in connection with the expansion in China; or (ii) to acquire Capital Assets which do not represent all or substantially all of the assets of another Person or a division of such Person and are in an aggregate amount which do not exceed for any transaction or series of related transaction the aggregate amount of $5,000,000) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, (b) the merger or consolidation of two or more Subsidiaries of the Borrower or (c) any other asset or stock acquisitions of Persons in the same or a related line of business as the Borrower or its Subsidiaries (each, a "Permitted Acquisition") where (i) the Borrower has provided the Agent with five (5) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and the documents, agreements and instruments to be entered into in connection with such Permitted Acquisition; (ii) without the prior consent of the Agent, the business to be acquired would not subject the Banks or the Agent to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Credit Agreement or any other Revolving Credit Loan Document; (iii) the business and assets so acquired shall be acquired by the Borrower or the applicable Subsidiary free and clear of all liens and encumbrances and all Indebtedness (including any assumed or incurred contingent obligations or liabilities), other than as permitted by Section 10.1 or
         Section 10.2 hereof, shall be incurred or assumed in connection with such acquisition; (iv) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with Section 11 hereof on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (v) no Default or Event of Default has occurred and is continuing or would exist as a result of giving effect to such Permitted Acquisition; (vi) the Borrower or the Subsidiary effecting such Permitted

         Acquisition must be the surviving entity (or, in the case of a Subsidiary effecting the acquisition, the surviving entity becomes a Subsidiary of the Borrower); (vii) the aggregate purchase price for all Permitted Acquisitions shall not exceed $25,000,000 during the term of this Credit Agreement; (viii) the Borrower shall demonstrate to the satisfaction of the Agent and the Banks that the entity to be acquired has positive consolidated net income; (ix) the board of directors and the shareholders (if required by applicable law) or the equivalent, of each Person has approved the Permitted Acquisition; (x) the Borrower or such other applicable Person involved in the acquisition has taken or caused to be taken all necessary actions to the extent reasonably practicable to grant to the Agent a first priority perfected lien (except for Permitted Liens having priority under applicable law) in accounts receivable and inventory and capital stock or other equity interests to be acquired in connection with such acquisition; and (xi) the acquisition is not prohibited by the Subordinated Indenture. In addition, in the event any new Subsidiary is formed as a result of or in connection with any acquisition, to the extent such Subsidiary has the legal power to enter into a Guarantee and Security Agreement, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary as a Guarantor hereunder.

                  10.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices (including, without limitation, the disposition of equipment which the Borrower or such Subsidiary replaces with similar equipment within ninety (90) days of such disposition); (b) the disposition of the assets of Flextronics Sweden to Ericsson pursuant to Section M.1 of the Ericsson General Purchase Agreement (provided, however, such a disposition shall constitute an Event of Default hereunder); and (c) other dispositions of assets to any Person in an arms-length transaction for fair and reasonable value in an aggregate amount not to exceed $5,000,000 during the term of this Credit Agreement; provided, that, prior to making any dispositions set forth in this Section 10.5.2(c), the Borrower shall have delivered to the Agent on the date of any such sale or disposition a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing that no Default or Event of Default has occurred and is continuing at the time of such sale or disposition and no such Default or Event of Default will exist after giving effect to such sale or disposition.

                  Notwithstanding anything to the contrary contained in this
         Section 10.5.2, (a) the Borrower and its Subsidiaries shall not be permitted to dispose of any assets or take (or omit to take) any action in connection with any asset sale or other disposition or engage in any other transaction which action (or omission) would require any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by the Borrower or any of its Subsidiaries of the Subordinated Notes or any other Subordinated Debt pursuant to the Subordinated Indenture or similar agreement prior to the repayment in full in cash of all the Obligations and the termination of the Total Commitment to zero, or would violate the provisions of the Subordinated Indenture or similar agreement; (b) the Borrower shall not directly or indirectly sell or otherwise dispose of all or substantially all of its assets; and (c) except as expressly permitted in this Section 10.5.2, neither the Borrower nor its Subsidiaries shall sell or otherwise dispose of any capital stock of any Person which is either the Borrower or a Guarantor or is an entity the capital stock of which is pledged under the Loan Documents by the Borrower or any Guarantor, except for transfers to the Borrower or another Guarantor (with each such transfer to a the Borrower or another Guarantor to be subject to the Agent's security interest therein for the benefit of the Agent and the Banks).

         10.6. SALE AND LEASEBACK. Except as permitted by Section 10.5.2(c), the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate located in the United States of America or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of such Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of such Real Estate, (d) conduct any activity at such Real Estate or use such Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such Real Estate or (e) otherwise conduct any activity at such Real Estate or use such Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law unless such violation would not have a Material Adverse Effect.

         10.8. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt or send any notice of redemption, prepayment, repurchase or defeasance with respect to any of the Subordinated Debt.

         10.9. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to
         Section 302(f) or Section 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posing of security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $500,000.

         10.10. CHANGE IN TERMS OF CAPITAL STOCK. The Borrower will not, and will not permit any of its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such change or amendment does not have a Materially Adverse Effect.

         10.11. FISCAL YEAR. Neither the Borrower nor any of its Subsidiaries will change the date of the end of their respective fiscal years from that set forth in Section 8.21 hereof.

         10.12. NEGATIVE PLEDGES. Neither the Borrower nor any of its Subsidiaries will enter into any agreement (excluding this Credit Agreement, the Loan Documents and the Subordinated Indenture) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 10.2.

         10.13. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or
(b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         10.14. UPSTREAM LIMITATIONS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement, the other Loan Documents and the Ericsson General Purchase Agreement) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets (other than as permitted by Section 10.2 hereof) to the Borrower or to any Subsidiary of such Subsidiary.

         10.15. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

         10.16. MODIFICATION OF DOCUMENTS. Neither the Borrower nor any of its Subsidiaries will consent to or agree to any amendment, supplement or other modification to the Acquisition Documents or any Significant Contract without the prior written consent of the Agent, unless such amendment, supplement or modification does not have a Material Adverse Effect.

         10.17. CHANGE IN NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries will make any material change in or addition to the nature of its business as carried on at the date hereof.

         10.18. CHARTER AMENDMENTS. Neither the Borrower nor any of its Subsidiaries will amend its certificate of incorporation or bylaws, or similar organizational documents, except in a manner which would not be reasonably likely to have any Material Adverse Effect.

         10.19. SENIOR DEBT. The Borrower and its Subsidiaries will not in any manner designate or permit to exist any other Indebtedness of the Borrower or any of its Subsidiaries as "Designated Senior Debt" for purposes (and as defined in) of the Subordinated Indenture, other than the Indebtedness arising under this Credit Agreement, the FIUI Credit Agreement, the FIUI Guarantees and the Guarantees.

         10.20. LIMITATIONS ON FOREIGN EXCHANGE ARRANGEMENTS. The Borrower will not and will not permit any of its Subsidiary to enter into any interest rate hedging or risk protection arrangements, foreign exchange risk protection arrangements, or currency risk protection arrangements which are not in the ordinary course of business except as contemplated by Section 9.14 or are for speculative purposes.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         11.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio as determined at any time during any period described in the table set forth below to be greater than the ratio set forth opposite such period in such table:

                           PERIOD                        RATIO
                ------------------------------ --------------------------
                Closing Date - 9/30/97                 4.25:1.00
                ------------------------------ --------------------------
                12/31/97                               3.75:1.00
                ------------------------------ --------------------------
                03/31/98                               3.25:1.00
                ------------------------------ --------------------------
                06/30/98 - 09/30/98                    3.00:1.00
                ------------------------------ --------------------------
                any fiscal quarter thereafter          2.75:1.00
                ------------------------------ --------------------------

         11.2. INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio as determined at the end of any fiscal quarter ending at any time during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                ------------------------------ --------------------------
                           PERIOD                        RATIO
                ------------------------------ --------------------------
                Closing Date - 12/31/97                3.00:1.00
                ------------------------------ --------------------------
                03/31/98                               3.25:1.00
                ------------------------------ --------------------------
                06/30/98 - 12/31/98                    3.50:1.00
                ------------------------------ --------------------------
                any fiscal quarter thereafter          4.00:1.00
                ------------------------------ --------------------------

         11.3. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, $65,000,000 for the 1998 fiscal year and $25,000,000 for each fiscal year thereafter.

         11.4. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Borrower will not permit the Fixed Charge Coverage Ratio as determined at the end of any fiscal quarter at any time during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                ------------------------------ --------------------------
                           PERIOD                        RATIO
                ------------------------------ --------------------------
                Closing Date - 03/31/99                1.15:1.00
                ------------------------------ --------------------------
                any fiscal quarter thereafter          1.25:1.00
                ------------------------------ --------------------------

         11.5. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of (a) 95% of Consolidated Tangible Net Worth at March 31, 1997 plus, (b) on a cumulative basis, 75% of positive Consolidated Net Income (which shall include, to the extent deducted in calculating Consolidated Net Income, the aggregate amount of the Rees Payments deducted for such period plus the charges to write-offs from discontinued operations in fiscal year 1997) for each fiscal year subsequent to the fiscal year ended 1997, plus (c) 100% of the proceeds of any Equity Issuance.

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         12.1. LOAN DOCUMENTS, ETC.

                  12.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  12.1.2. ACQUISITION DOCUMENTS; ERICSSON GENERAL PURCHASE Agreement. Each of the Acquisition Documents and the Ericsson General Purchase Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries executing any Loan Document an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and the Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches and other lien searches with respect to the Collateral, indicating no liens other than Permitted Liens or liens being discharged in connection with this transaction so long as the Agent has received evidence satisfactory to it that the holder of each such lien is prepared and obligated to discharge such lien on the Closing Date and otherwise in form and substance satisfactory to the Agent.

         12.7. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         12.8. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries, taken as a whole, following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.9. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

                  (a) Fenwick & West, counsel to the Borrower and its Subsidiaries;

                  (b) Debevoise & Plimpton, New York counsel to the Borrower and its Subsidiaries; and

                  (c) local counsel opinions with respect to the Security Documents and other matters involving the laws in Singapore, Sweden, Mexico, the United Kingdom, Hong Kong and Malaysia.

         12.10. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees provided for in Sections 6.1 and 6.2.

         12.11. PAYOFF LETTER. The Agent shall have received a payoff letter from The First National Bank of Boston, as Facility Agent (in such capacity, the "Facility Agent"), indicating the amount of the loan and other obligations of the Borrower and FIUI to FNBB and the lenders party to that certain Revolving Credit Facility Agreement dated June 13, 1996 (the "Prior Loan Agreement") to be discharged on the Closing Date and an acknowledgment by the Facility Agent that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of The First National Bank of Boston, as Security Agent under the Prior Loan Agreement.

         12.12. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate obligations of the Borrower and FIUI pursuant to the Prior Loan Agreement, are to be paid to the lenders thereunder, and that a portion of the Loans, in an amount equal to $85,000,000, are paid to Ericsson to finance a portion of the purchase price of the Ericsson Acquisition.

         12.13. SATISFACTION OF CONDITIONS OF ACQUISITION DOCUMENTS The Agent shall have received appropriate evidence that all of the closing conditions in the Acquisition Documents have been satisfied without recourse to any provision permitting the waiver by any party thereto of any material condition, obligation, covenant or other requirement, and the consummation of the Ericsson Acquisition.

         12.14. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Closing Date, which Borrowing Base Report shall be based on the information contained in the balance sheet delivered pursuant to Section 12.17 hereof.

         12.15. CONSENTS AND APPROVALS. The Agent shall have received evidence that there shall have been obtained and shall be in full force and effect all consents and approvals necessary to complete the Ericsson Acquisition and the other transactions contemplated hereby, including but not limited to the consent of the Vendors permitting the pledge to the Agent for the benefit of the Agent and the Banks of the capital stock of Astron Group Limited and Astron Technologies Limited.

         12.16. SUCCESSFUL DUE DILIGENCE INQUIRY. The Agent shall have received the results of an independent third party evaluation, which evaluation shall be acceptable to the Agent and the Banks, of the Borrower's methodology for determining the costs and structure of the Ericsson General Purchase Agreement and the budgets associated therewith.

         12.17. CLOSING DATE BALANCE SHEET. The Agent shall have received from the Borrower a balance sheet of the Borrower as of the Closing Date, which shall set forth the Borrower's best estimates as to its assets and liabilities, which shall be in form and substance satisfactory to the Agent and the Banks, together with a description of the sources and uses of the proceeds of the Loans.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         13.5. EXCHANGE LIMITATIONS. There exists no reason whatsoever, including without limitation, by reason of the application of any so-called "currency exchange" laws, rules or regulations (as in effect at the time of any proposed borrowings hereunder) which could reasonably be expected to interfere with the Borrower satisfying any of its Obligations hereunder in full at such time as such Obligations become due and payable pursuant to the terms hereof.

         13.6. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 9.4(e) and, if requested by the Agent, an updated Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or the date of issuance, extension or renewal of such Letter of Credit.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans, the Commitment Fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment within three (3) Business Days of when the same shall become due and payable;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Section 9.1, 9.3, 9.4, 9.5.1, 9.5.4, 9.12,
         9.15 - 9.18, 10 or 11;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, if the aggregate principal amount of such Indebtedness is in excess of $3,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $3,000,000;

                  (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be (or shall be required at such time to be) prepaid, redeemed or repurchased in whole or in part; or the Borrower shall be or become required under the Subordinated Indenture to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Subordinated Debt;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                 (l) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000; the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower to the PBGC or the Plan in an aggregate amount exceeding $500,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

                  (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

                  (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower which could reasonably be likely to have a Material Adverse Effect; or

                  (q) (i) except for directors' qualifying shares in jurisdictions where such qualifying shares are required, (i) the Borrower shall at any time, legally or beneficially own less than one hundred percent of the capital stock of FIUI, Flextronics Holdings UK Limited, Flextronics Singapore, Flextronics de Mexico, S.A. de C.V., Flextronics Manufacturing (HK) Ltd., Astron Technologies Ltd. or Flextronics International (UK) Limited; or (ii) Flextronics Holdings UK Limited shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Holdings; or (iii) Flextronics Holdings shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Sweden; or (iv) until the date of its liquidation by FIUI, FIUI shall at any time legally or beneficially own less than one hundred percent of the capital stock of Flex Asia (UK) Limited; or (v) Flextronics Singapore shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Computer (Shekou) Ltd., Flextronics Industrial (Shenshen) Co. Ltd., Flextronics Malaysia Sdn Bhd and Flex International Marketing (L) Ltd.; or (vi) Flextronics Manufacturing (HK) Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Astron Group Ltd.; or (vi) Astron Group Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Zhuhai Daomen Chao Yi Technology Co. Ltd; or (vii) Astron Group Ltd. shall at any time, legally or beneficially own less than 95% of the capital stock of Zhuhai Daomen Chao Yi Electronics Co. Ltd.;

                  (r) a "Change of Control" as such term is defined in the Subordinated Indenture or any similar agreement governing any other Subordinated Debt occurs, or any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty percent (50%) or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such twelve month period were replaced by individuals elected by a majority of the remaining members of the board of directors of the Borrower or nominated for election by a majority of the remaining members of the board of directors of the Borrower);

                  (s) Ericsson takes any action pursuant to Section M of the Ericsson General Purchase Agreement;

                  (t) Flextronics Sweden or Flextronics Holdings takes any action to repay any intercompany Indebtedness if such a repayment would in any manner impair the value of the Guarantee executed and delivered by such Person; or

                  (t) any default or event of default occurs under the FIUI Guaranty.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. CURRENCY CONVERSION. If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement or the other Loan Documents in Dollars (hereinafter in this Section 14.4 called the "first currency") into any other currency (hereinafter in this Section 14.4 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange (as conclusively determined by the Agent) for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or, as the case may be, the order is made. Any payment made to the Agent pursuant to this Credit Agreement or the other Loan Documents in the second currency shall constitute a discharge of the obligations of the Borrower to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under the Loan Documents only to the extent of the amount of the first currency which the Agent is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agent and the Banks in the first currency under the Loan Documents, the Borrower hereby agrees to indemnify the Agent and the Banks against and save the Agent and the Banks harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Borrower separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent and the Banks under this Credit Agreement or under any such judgment or order and shall be secured by the Collateral. Any such shortfall shall be deemed to constitute a loss suffered by the Agent and the Banks and the Borrower shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this Section 14.4 shall survive the payment in full of all of the other obligations of the Borrower under this Credit Agreement.

         14.5. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, pro rata between the FIUI Obligations guaranteed by the Borrower and the Obligations and in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pro rata between the FIUI Obligations guaranteed by the Borrower and the Obligations; (ii) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 6.2 and all other Obligations and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that
(a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1. AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a

         "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees, agents or affiliates and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers, employees, affiliates nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         16.5. PAYMENTS.

                  16.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF REVOLVING CREDIT NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         16.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         16.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  17. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) subject to Section 6.12 and
20.8 hereof, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income and without duplication for any taxes already paid pursuant to Section 6.3) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation (with the Borrower's obligation to pay such expenses relating to interpretation being subject, only prior to the occurrence and continuation of a Default or an Event of Default, to having received notice of the Agent's intention to consult with counsel) of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) without duplication for the fees set forth and paid pursuant to the Fee Letter, the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent or its affiliates, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent or its affiliates in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries; provided however, in connection with any litigation by the Borrower against any Bank or the Agent, to the extent a court of competent jurisdiction issues a final, unappealable judgment in such litigation against the Bank or the Agent, as the case may be, the Agent or such Bank, as the case may be, shall reimburse the Borrower for any expenses paid by the Borrower to the Agent or such Bank, as the case may be, in connection with such litigation, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings and (g) all reasonable fees, expenses and disbursements of the Agent or its affiliates in connection with syndication of the Credit Agreement. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or
(c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding unless, in any such case, losses or liabilities resulted solely from the gross negligence or willful misconduct of the party seeking to be indemnified. In litigation, or the preparation therefor, the Banks, the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All factual statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum amount of $5,000,000 (or such lesser amount if it is the assignors entire Commitment), (d) any Assignor making an assignment hereunder shall, simultaneously with making any assignment hereunder, also assign to the Eligible Assignee a pro rata portion of such assignor's interests, rights and obligations under the FIUI Credit Agreement, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment and the Security Trust Deed. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a

Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,000.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or
Section 14.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes and comply with any applicable requests under Section 6.12. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks, provided that the Borrower shall be permitted to transfer all of its rights and obligations to another branch of the Borrower located in another jurisdiction with the consent of the Agent and the Majority Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at Room 908 Dominion center, 43-59 Queens Road East, Wanchai, Hong Kong, Attention: Chief Financial Officer, with a copy to 2241 Lundy Avenue, San Jose, California, 95131
         Attention: Senior Vice President - Finance & Administration, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: High Technology Division, with a copy to 435 Tasso Street, Suite 250, Palo Alto, California 94301,
         Attention: Lee A. Merkle, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY

MAIL AT THE ADDRESS SPECIFIED IN SECTION21. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                            26. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 6.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              29. CONFIDENTIALITY.

         The Agent and each Bank agrees to exercise reasonable efforts to keep any confidential information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent, its affiliates or such Bank or its affiliates, including legal counsel, who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent the Agent or any Bank or any of their respective affiliates from disclosing such information (a) to any replacement Agent or other Bank or their respective affiliates, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank or such affiliate, (d) which has been publicly disclosed by or on behalf of the Borrower, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (f) to the extent reasonably required in connection with any audits or accountings and (g) to any actual or proposed participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 28; provided, that, should disclosure of any such confidential information be required by virtue of the foregoing clauses (b), (c) or (e), the party making such disclosure shall promptly notify the Borrower as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, neither the Agent nor any Bank shall be required to violate directive to disclose any such information so as to allow the Borrower to effect any such action.

                30. HONG KONG BRANCH; FULL RECOURSE OBLIGATIONS.

         Notwithstanding anything to the contrary contained herein, but subject to Section 20.9, all Loans shall be made to the Borrower at its Hong Kong branch, and all payments of principal and interest by the Borrower with respect to the Loans will be made by the Borrower through its Hong Kong branch, provided, however, that notwithstanding the foregoing, the Borrower acknowledges that the Obligations hereunder are full recourse to Flextronics International Ltd. and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Agent's or any Bank's ability to collect any Obligation from the Borrower.

                            31. CURRENCY ADJUSTMENTS.

         To the extent that any limitation set forth in any covenant or pursuant to Section 14 hereof is expressed in Dollars but is incurred in a currency other than Dollars, and, as a result of currency fluctuations the amount of such Indebtedness exceeds the amounts permitted hereunder by more than five percent (5%) (after giving effect to any related hedge arrangement), the Borrower shall have two (2) Business Days to cause the amounts to be reduced to an amount which would not violate the terms and conditions of this Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        FLEXTRONICS INTERNATIONAL LTD.


                                        By:  /s/ MICHAEL E. MARKS
                                            --------------------------------
                                             Name: Michael E. Marks
                                             Title: Chief Executive Officer


                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        individually and as Agent


                                        By:  /s/ LEE A. MERKLE
                                            --------------------------------
                                             Name: Lee A. Merkle
                                             Title: Vice President

                        FIL Revolving Credit and Term
                           Loan Agreement Schedules

                                  Schedule 1

                              Banks' Commitments

                                                                Commitment
                                                              Percentage of
                                                                Revolving
                                                                  Credit
                                                               Loans, Term
                              Revolving                         Loans and
                             Credit Loan       Term Loan        Letters of
     Bank                     Commitment       Commitment         Credit
--------------               -----------       ----------      -------------

The First National
  Bank of Boston             $85,000,000       $70,000,000         100%

Domestic Lending Office:
  100 Federal Street
  Boston, MA 02110
  Attn:
    High Technology
    Division

Eurodollar
  Lending Office:
  Same
                            -----------        -----------         ----
               Totals:      $85,000,000        $70,000,000         100%
                            -----------        -----------         ----

                                SCHEDULE 8.19(a)
                                  SUBSIDIARIES


a.  Subsidiaries of Flextronics International Ltd.:

         Flextronics International USA, Inc.
         Flextronics International (UK) Ltd.
         Flextronics Manufacturing (HK) Ltd.
         Flextronics Singapore Pte. Ltd.
         Flextronics Holding (UK) Ltd.
         Flextronics de Mexico, S.A. de C.V. (99%)
         Astron Technologies Ltd.
         Hiromichi, Ltd. (in liquidation)

                                SCHEDULE 8.19(b)
                          SUBSIDIARIES OF SUBSIDIARIES


a.  Subsidiaries of Flextronics Singapore Pte. Ltd.:

         Flextronics Computer (Shekou) Ltd.
         Flextronics Industrial (Shenzhen) Co., Ltd.
         Flextronics Malaysia Sdn Bhd
         Flextronics International Marketing (L) Ltd.

b.  Subsidiaries of Flextronics Holding (UK) Ltd.:

         Flextronics Holdings AB
         Flextronics International Sweden AB

c.  Subsidiaries of Flextronics Manufacturing (HK) Ltd.:

         Astron Group Ltd.
         Zhuhai Dao Men Chao Yi Technology Co., Ltd.
         Zhuhai Dao Men Chao Yi Electronics Co., Ltd. (96.25%)

d.  Subsidiaries of Flextronics International (USA) Inc.:

         Flex Asia (UK) Ltd.
         Flextronics de Mexico, S.A. de C.V. (1%)

e.  Subsidiaries of FICO Holding Ltd.:

         Forest Keyboard Manufacturing (Shenzhen) Ltd.

                                  SCHEDULE 8.25
                                    INSURANCE


See attached schedule of FIL insurance policies.

                               FLEXTRONICS, ETAL
                  EVIDENCE OF PROPERTY AND CASUALTY INSURANCE
                                 MARCH 27, 1997

                                           POLICIES ISSUED IN THE USA

                           FLEXTRONICS TECHNOLOGY, A DIVISION OF FLEXTRONICS INTERNATIONAL USA, INC.

POLICY          COVERAGES                                  LIMITS  DEDUCTIBLE           INSURER           NUMBER
------          ---------                                  ------  ----------           -------           ------
Property        Blanket Bldgs.                          2,911,000       5,000   Federal Ins. Co.        35373062
                  2241 Lundy Ave.
                  1971 N. Capitol Ave.
                  San Jose, CA

                Business Personal                      39,318,000       5,000
                Property - Blanket USA
                Locations

                Business Income - Blanket              40,149,000       5,000
                USA Locations

                Accounts Receivable                                     5,000
                  2241 Lundy Avenue                    11,000,000
                  1971 Capitol Avenue                   2,900,000

                Valuable Papers                           100,000       5,000
                                                       Ea. Location

                Domestic Transit                          300,000       5,000
                                                        Ea. Claim
                Energy Systems (Boiler and Machinery)  Policy Limit
                  Property                                              5,000
                  Business Interruption                         24 hr. waiting
                                                                period + ded.




                                       1
Flextronics                                                            4/4/97

POLICY          COVERAGES                                       LIMITS     DEDUCTIBLE           INSURER           NUMBER
------          ---------                                       ------     ----------           -------           ------
Domestic        Bodily Injury and Property Damage               1,000,000
General         Personal & Advertising Injury                   1,000,000
Liability       Fire Legal Liability                            Included
                  General Aggregate                             2,000,000
                  Products/Completed Operations/Aggregate       1,000,000

Business        Bodily Injury and Property-Ea Accident          1,000,000                       Federal Ins. Co.  73166464
Automobile      Medical Payments - Ea Person                        5,000
                Uninsured Motorists                             1,000,000
                Comprehensive                                  $1000 Ded.
                Collision                                      $1000 Ded.


                                                   COVERAGES WRITTEN IN SINGAPORE

                      Flextronics International Ltd and/or Subsidiaries and/or Associated Companies as Owners

Property        Singapore - Block 514, Chai Chee Lane                                           Federal Ins. Co.  Cover Note #0368
                 Bldgs./Personal Property                       9,300,000
                 Business Interruption                         15,500,000
                 Accounts Receivable                              400,000

                Hong Kong
                 Bldgs./Personal Property                         509,000
                 Business Interruption                          3,050,000
                 Accounts Receivable                              300,000

                Singapore - Block 514, Chai Chee Lane                   0
                 Bldgs./Personal Property                      13,208,000
                 Business Interruption                         15,000,000
                 Accounts Receivable

                Malaysia - DIC
                 Blds./Personal Property                       14,400,000
                 Business Interruption                         24,650,000
                 Accounts Receivable                           12,000,000


POLICY          COVERAGES                                       LIMITS      DEDUCTIBLE           INSURER           NUMBER
------          ---------                                       ------      ----------           -------           ------
                Shezhen, PRC - DIC
                 Bldgs./Personal Property                       18,500,000
                 Business Interruption                          20,961,200
                 Accounts Receivable                                     0

General         Bodily Injury and Property Damage                1,000,000  Federal Ins. Co.  Cover Note #0369
Liability       Products - Aggregate                             1,000,000
                 Singapore, Hong Kong, Malaysia and
                 Shenzhen, PRC

Excess          Bodily Injury and Property Damage
Liability        Each Occurrence                                 6,000,000                    Cover Note #0371
                 Aggregate                                       6,000,000

                (Coverage is extended to cover Worldwide
                Operations)

Marine          Worldwide Coverage - All Operations
Cargo            Aircraft, Vessel or conveyance                  2,000,000
                 Parcel Post                                        50,000
                 Anyone exhibition/exhibition                      250,000




                Lenders' Loss Payable and Additional Insured being amended to read:
                The First National Bank of Boston, as agent
                100 Federal Street
                Boston, MA 02110


Flextronics                            3

                                  SCHEDULE 10.1
                             PERMITTED INDEBTEDNESS


a. Attached is a listing of all capital leases representing aggregate outstanding obligations of approximately $15.8 million, and guarantees of certain of such leases. [Omitted]

b. Barclays Banking Facility and ECSC loans to Flextronics International UK Ltd., having an aggregate outstanding balance of approximately 2.375 Million Pounds.

c. Facilities provided to Astron Group Ltd. by the Bank of China as follows:

         1.       Overdraft facility in the maximum amount of HK $2,000,000.

         2. Letter of credit and inward bills facility in the maximum amount of HK $4,000,000.

         3. Letter of guarantee issuance facility in the maximum amount of up to HK $442,300,000.

         4. Guarantees of the prepayment of principal of the foregoing up to HK $6,442,300 by the Borrower.

d. Facilities provided to Astron Group Ltd. by the Hong Kong and Shanghai Banking Corporation Limited as follows:

         1.       Overdraft facility in the maximum amount of HK $1,000,000.

         2. Import/Export facility in the form of documentary credits to suppliers in the maximum amount of HK $3,000,000.

e. Astron Group Ltd. has guaranteed the repayment to the Hong Kong and Shanghai Banking Corporation of a U.S. dollar loan in the principal amount of $769,200.

f. Astron Group Ltd. has guaranteed, and the Borrower may guarantee, the repayment to the Bank of China of a term loan to Mayfield International Ltd. in the amount of HK $10,000,000.

g. Notes totaling approximately $5 million payable February 1998 pursuant to the Agreement dated January 6, 1996 among Alberton Holdings Limited, OMAC Sales Limited, and FIL.

h. Payment of $15 million payable June 1998 pursuant to the Services Agreement dated February 2, 1996 among FIL, Astron Technologies Limited, and Croton Technology Ltd.

i. Notes payable under the Sale and Purchase Agreement dated November 29, 1996 among FIL, FICO Forest Industrial Consolidated and FICO Investment Holding Limited and the Call Option Agreement dated December 20, 1996 between FIL and FICO Forest Industrial Co. Ltd. of $2,200,000 due April 1997 plus additional amounts due if the option to purchase the remaining 60% of stock is exercised.

j. Payment to QuickSil, Inc. of approx. $900,000 (representing a purchase of minority interest in QuickSil's common stock) upon anticipated signing of stock purchase agreement.

k. Payment of approximately $2,000,000 (representing a Flextronics investment in an anticipated joint venture with Dow Chemical Company) upon signing of anticipated joint venture agreements and establishment of the joint venture company.

                                  Section 10.2
                                 Existing Liens


l. The liens contained in the attached lien search reports for the following companies are incorporated herein by reference.

                  Flextronics Manufacturing (HK) Limited
                  Flextronics International (UK) Limited
                  Flextronics International Sweden AB
                  Astron Group Limited
                  Flextronics Singapore Pte. Ltd.

2.       Liens securing leases referred to in Schedule 10.1.

3. Certain deposit accounts of Astron Group Ltd. are pledged as security to Bank of China and to Hong Kong and Shanghi Bank as security and letter of credit.

                                  Schedule 10.3
                              Existing Investments


a. Investment under the Sale and Purchase Agreement dated November 29, 1996 among FIL, FICO Forest Industrial Consolidated and FICO Investment Holding Limited and the Call Option Agreement dated December 20, 1996 between FIL and FICO Forest Industrial Co. Ltd. of $5.2 million in exchange for 40% interest in FICO of which $2.2 million remains due and payable in April 1997. The agreement provides for an option to purchase the remaining 60% of FICO at a price to be determined based upon FICO financial performance.

b. Investment in QuickSil, Inc. of approx. 900,000 (representing a purchase of minority interest in QuickSil's common stock) upon anticipated signing of stock purchase agreement.

c. Investment of approximately $2,000,000 (representing a Flextronics investment in an anticipated joint venture with Dow Chemical Company) upon signing of anticipated joint venture agreements and establishment of the joint venture company.

d.       Promissory Note is the principal amount of $1,017,830 of Fast
         Multimedia, Inc.

e. Flextronics International Sweden AB has 8 automobile loans 8 loans outstanding to senior management in Karlskrona totaling approximately $90,000.

f. Promissory Note dated April 17, 1995 executed by Michael E. Marks in the amount of $300,000 in favor of Flextronics Technologies, Inc. (a predecessor of FIUSA).

g. Promissory Note and Security Agreement dated December 19, 1996 in the amount of $650,000 payable by Mr. Richard Davis to FIL.

h. Promissory Note dated October 22, 1996 in the amount of $135,900 payable by Mr. Michael McNamara to FIL.

                                                                       EXHIBIT A

                          FORM OF BORROWING BASE REPORT

                               __________ __, 199_



To Each of the Banks Referred to Below
c/o The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

         Reference is made to the Revolving Credit and Term Loan Agreement, dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the lending institutions listed on the signature pages thereof and such other lending institutions as may become parties thereto from time to time in accordance with the provisions thereof (the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as therein.

         The undersigned hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as at the last day of the calendar month immediately preceding the date of this certificate; (b) as of the date hereof, there exists no Default or Event of Default; and (c) the representations and warranties contained in Section8 of the Credit Agreement were correct when made and are correct at and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate on behalf of Flextronics International Ltd. as of the date first written above.

                                     FLEXTRONICS INTERNATIONAL LTD.


                                     By:______________________________
                                        Title:

                            BORROWING BASE WORKSHEET

                         FLEXTRONICS INTERNATIONAL LTD.

                               As of_________ 19__



1.       Eligible Accounts Receivable:               $___________________

                  (a)  Multiplied by 0.70                   $___________________


2.       Eligible Inventory:                         $___________________

                  (a)  Multiplied by .20                    $___________________

3.       Total Borrowing Base Availability

         a.       Item 1(a) plus Item 2(a)           $___________________

         b.       Total FIUI Outstanding             $___________________

         c.       Total Available
                  Item 3(a) minus Item 3(b)                 $___________________

4.       FIL Borrowing Base Availability:
         lesser of (i) $85,000,000 and (ii) Item 3(c)       $___________________


5.       a.       FIL Revolving Credit Loans
                  Outstanding                        $___________________

         b.       Maximum Drawing Amount
                  of all FIL Letters of Credit
                  outstanding                        $___________________

         c.       Total Outstanding
                  Item 5(a) plus Item 5(b)           $___________________


6.       Availability:     Item 4 minus Item 5(c)           $___________________

                                                                       EXHIBIT B


                          FORM OF REVOLVING CREDIT NOTE

$_______________                                            as of March 27, 1997


         FOR VALUE RECEIVED, the undersigned FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER], (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of [INSERT COMMITMENT AMOUNT] DOLLARS ($_______________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and the other lending institutions which are or may become parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:_________________________________
                                               Title:

--------------------------------------------------------------------------------
                               Amount of          Balance of
                Amount       Principal Paid       Principal        Notation
    Date       of Loan         or Prepaid           Unpaid         Made By:
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                                                                      EXHIBIT C


                                   FORM OF
                                 LOAN REQUEST

                        FLEXTRONICS INTERNATIONAL LTD.
                               [INSERT ADDRESS]



                           [Insert Date of Request]



The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention:      [________________________]

       Re:      [LOAN][CONVERSION] REQUEST UNDER REVOLVING CREDIT
                AND TERM LOAN AGREEMENT DATED AS OF MARCH 27, 1997

Ladies and Gentlemen:

        Reference is made to the Revolving Credit and Term Loan Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein and The First National Bank of Boston, as agent for itself and the other Banks. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

        [Pursuant to Section [2.6] of the Credit Agreement, we hereby request that a Revolving Credit Loan in the amount of $_____ be made on __________, _____, that such Revolving Credit Loan be [a Base Rate Loan] [a Eurodollar Rate Loan with an Interest Period of [1][2][3][6] months. [Pursuant to Section [4] of the Credit Agreement, we hereby request that the Term Loan be made on March 27, 1997 and that the Term Loan be a Base Rate Loan.]* This Loan Request constitutes a certification that the conditions precedent set forth in [Section [12] and]** Section [13] of the Credit Agreement to the making of the Loans requested hereby have been satisfied as of the date hereof.]

        [Pursuant to Section [2.7] of the Credit Agreement, we hereby request that Revolving Credit Loans in an amount of $_____ which are currently [Base] [Eurodollar] Rate Loans be converted to [Base Rate Loans] [Eurodollar Rate Loans with an Interest Period of [1][2][3][6] months on ______________, ____.]

        [Pursuant to Section [4.1.4(b)] of the Credit Agreement, we hereby request that [a portion of] the Term Loan in an amount of $_____ which is currently a [Base][Eurodollar] Rate Loan be converted to a [Base Rate Loan] [Eurodollar Rate Loan] on ____________, ____.]

        [Insert appropriate disbursement instructions.]***

        We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.


                                        Very truly yours,

                                        FLEXTRONICS INTERNATIONAL LTD.


                                        By: ___________________________

                                        Title:_________________________

  *denotes language to be included only in the request for the Term Loan to be funded on the Closing Date.

 **denotes language to be included only in the request for the initial
   Revolving Credit Loans.

***denotes language to be included only in the initial request on the Closing
   Date.

                                                                       EXHIBIT D


                                FORM OF TERM NOTE

$________________                                           as of March 27, 1997


         FOR VALUE RECEIVED, the undersigned FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore, (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the Term Loan Maturity Date the principal amount of [INSERT AMOUNT] DOLLARS ($_______________), evidencing the Term Loan made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Bank and the other lending institutions which are or may become parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                              FLEXTRONICS INTERNATIONAL LTD.


                                              By:_______________________________
                                                 Title:

                                                                       EXHIBIT E


                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [Date]


The First National Bank of Boston, as Agent
 and the Banks referred to below
100 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit and Term Loan Agreement dated as of March 27, 1997, (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") among Flextronics International Ltd., a Singapore limited liability company (the "Borrower"), The First National Bank of Boston and the other lending institutions which are, or may in the future become, parties to the Credit Agreement (collectively, the "Banks") and The First National Bank of Boston as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

         This is a certificate delivered pursuant to Section 9.4(c) of the Credit Agreement with respect to calculations of certain components of the criteria for determining the Applicable Margin and for purposes of evidencing compliance with the financial covenants provided for in Section 11 of the Credit Agreement. This certificate has been duly executed by the principal financial or accounting officer of the Borrower.

         To the best of the knowledge and belief of the undersigned: (a) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date); (b) attached hereto as Appendix I and set forth in reasonable detail are computations evidencing compliance with the covenants contained in Section 11 of the Credit Agreement as of the date and for the applicable period to which the financial statements delivered herewith relate as well as calculations relating to the Leverage Ratio component of the Applicable Margin criteria as of the date and for the applicable period to which the financial statements delivered herewith relate; (c) the information furnished in the calculations attached hereto was true, accurate, correct, and complete as of the last day of such period and for such applicable period, as the case may be, subject to normal year end adjustments; (d) as of the date hereof, no Default or Event of Default has occurred or is continuing and (e) the [quarterly] [annual] financial statements delivered to the Banks and the Agent herewith were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes required by generally accepted accounting principles) and fairly represents the financial position of the Borrower and its Subsidiaries as of the date thereof [(subject, in the case of the quarterly financial statements, to year-end adjustments)].

         In addition, together with this certificate, the Borrower is delivering to the Agent the financial statements [describe date and period of applicable financial statements] required pursuant to Section 9.4[a][b] of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as an instrument under seal as of the date first written above.

                                     FLEXTRONICS INTERNATIONAL LTD.


                                     By:___________________________
                                        Title:

                                                                       EXHIBIT F

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                         Dated as of __________, ______


         Reference is made to the Revolving Credit and Term Loan Agreement, dated as of March 27, 1997 (as from time to time amended and in effect, the "Credit Agreement"), by and among FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore (the "Borrower"), the lending institutions referred to therein as Banks (collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         _________________________________ (the "Assignor") and
_________________________________ (the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $________________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ________% in respect of the Total Commitment and the Term Loan immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance,
(ii) as of the date hereof, its Commitment is $________________, its Commitment Percentage is ________%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $________________, the aggregate amount of its Letter of Credit Participations equals $________________ and the aggregate outstanding balance of its Term Loan equals $________________ (in each case before giving effect to the assignment contemplated hereby or to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Revolving Credit Note and Term Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note and Term Note for new Revolving Credit and Term Notes payable to the Assignor and the Assignee as follows:

Notes Payable to                Amount of Revolving            Amount of
  the Order of:                     Credit Note                Term Note
----------------                -------------------            ---------
Assignor                        $                              $
                                 ----------------               --------------
Assignee                        $                              $
                                 ----------------               --------------

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 8.4 and 9.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and
(g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.


         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 18 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                             [ASSIGNOR]


                                             By:________________________________
                                                  Title:


                                             [ASSIGNEE]


                                             By:________________________________
                                                  Title:
CONSENTED TO:

FLEXTRONICS
INTERNATIONAL LTD.



By:_____________________________________
      Title:


THE FIRST NATIONAL BANK
OF BOSTON, as Agent



By:_____________________________________
      Title: